EXHIBIT 10.1

                                                               EXECUTION VERSION






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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                               BE AEROSPACE, INC.,

                                CERTAIN LENDERS,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,


                                       and

                             UBS SECURITIES LLC and
                       CREDIT SUISSE SECURITIES (USA) LLC,
                              as Syndication Agents


                           Dated as of August 24, 2006



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        J.P. MORGAN SECURITIES INC., UBS SECURITIES LLC and CREDIT SUISSE
      SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners

                                Table of Contents

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SECTION 1.  DEFINITIONS........................................................1

     1.1      Defined Terms....................................................1
     1.2      Other Definitional Provisions...................................29

SECTION 2.  AMOUNT AND TERMS OF TRANCHE B TERM LOAN COMMITMENTS...............29

     2.1      Tranche B Term Loans............................................29
     2.2      Repayment of Tranche B Term Loan................................30
     2.3      Proceeds of Tranche B Term Loans................................30

SECTION 3.  AMOUNT AND TERMS OF INCREMENTAL TERM LOAN.........................30

     3.1      Requests for Additional Loans...................................30
     3.2      Ranking and Other Provisions....................................30
     3.3      Notices; Lender Elections.......................................31
     3.4      Additional Facility Amendment...................................31
     3.5      Effective Date and Allocations..................................32
     3.6      Conditions to Effectiveness of Increase.........................32

SECTION 4.  AMOUNT AND TERMS OF REVOLVING CREDIT  COMMITMENTS.................33

     4.1      Revolving Credit Commitments....................................33
     4.2      Proceeds of Revolving Credit Loans..............................34
     4.3      Issuance of Letters of Credit...................................34
     4.4      Participating Interests.........................................34
     4.5      Procedure for Opening Letters of Credit.........................34
     4.6      Payments in Respect of Letters of Credit........................35
     4.7      Swing Line Commitment...........................................36
     4.8      Participations..................................................37

SECTION 5.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT......37

     5.1      Procedure for Borrowing by the Company..........................37
     5.2      Repayment of Loans; Evidence of Debt............................38
     5.3      Conversion and Continuation Options.............................39
     5.4      Changes of Commitment Amounts...................................39
     5.5      Optional Prepayments............................................40
     5.6      Mandatory Prepayments...........................................40
     5.7      Interest Rates and Payment Dates................................42
     5.8      Computation of Interest and Fees................................43
     5.9      Commitment Fees.................................................43


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                                                                            ----

     5.10     Certain Fees....................................................44
     5.11     Letter of Credit Fees...........................................44
     5.12     Letter of Credit Reserves.......................................45
     5.13     Further Assurances..............................................45
     5.14     Obligations Absolute............................................46
     5.15     Assignments.....................................................46
     5.16     Participations..................................................46
     5.17     Inability to Determine Interest Rate for Eurodollar Loans.......47
     5.18     Pro Rata Treatment and Payments.................................47
     5.19     Illegality......................................................48
     5.20     Requirements of Law.............................................49
     5.21     Indemnity.......................................................50
     5.22     Non-Funding Lenders.............................................51
     5.23     Taxes...........................................................51

SECTION 6.  REPRESENTATIONS AND WARRANTIES....................................54

     6.1      Corporate Existence; Compliance with Law........................54
     6.2      Corporate Power; Authorization..................................54
     6.3      Enforceable Obligations.........................................54
     6.4      No Conflict With Law or Contractual Obligations.................55
     6.5      No Material Litigation..........................................55
     6.6      Investment Company Act..........................................55
     6.7      Federal Reserve Regulations.....................................55
     6.8      No Default......................................................55
     6.9      Taxes...........................................................56
     6.10     Subsidiaries....................................................56
     6.11     Ownership of Property; Liens....................................56
     6.12     ERISA...........................................................56
     6.13     Environmental Matters...........................................56
     6.14     Accuracy and Completeness of Financial Statements...............57
     6.15     Absence of Undisclosed Liabilities..............................57
     6.16     No Material Adverse Change......................................58
     6.17     Solvency........................................................58
     6.18     Intellectual Property...........................................58
     6.19     Creation and Perfection of Security Interests...................58
     6.20     Accuracy and Completeness of Disclosure.........................59

SECTION 7.  CONDITIONS PRECEDENT..............................................60

     7.1      Conditions to Initial Loans and Letters of Credit...............60
     7.2      Conditions to All Loans and Letters of Credit...................62

SECTION 8.  AFFIRMATIVE COVENANTS.............................................62

     8.1      Financial Statements............................................62
     8.2      Certificates; Other Information.................................63


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     8.3      Payment of Other Obligations....................................64
     8.4      Continuation of Business and Maintenance of Existence and
              Material Rights and Privileges..................................65
     8.5      Compliance with All Applicable Laws and Regulations and
              Material Contractual Obligations................................65
     8.6      Maintenance of Property; Insurance..............................65
     8.7      Maintenance of Books and Records................................65
     8.8      Right of the Lenders to Inspect Property and Books and Records..65
     8.9      Notices.........................................................66
     8.10     Subsidiary Guarantors; Pledge of Stock of Additional
              Subsidiaries....................................................67
     8.11     Compliance with Environmental Laws..............................70
     8.12     Further Assurances..............................................71

SECTION 9.  NEGATIVE COVENANTS................................................71

     9.1      Financial Condition Covenants...................................71
     9.2      Indebtedness....................................................72
     9.3      Limitation on Liens.............................................73
     9.4      Limitation on Contingent Obligations............................75
     9.5      Prohibition of Fundamental Changes..............................76
     9.6      Prohibition on Sale of Assets...................................76
     9.7      Limitation on Investments, Loans and Advances...................77
     9.8      Capital Expenditures............................................79
     9.9      Limitation on Dividends.........................................79
     9.10     Transactions with Affiliates....................................80
     9.11     Derivative Contracts............................................80
     9.12     Other Indebtedness..............................................80
     9.13     Fiscal Year.....................................................81
     9.14     Amendment of Organizational Documents...........................81
     9.15     Limitation on Guarantees........................................81
     9.16     Independence of Covenants.......................................81

SECTION 10.  EVENTS OF DEFAULT................................................81


SECTION 11.  THE SYNDICATION AGENTS, THE DOCUMENTATION AGENTS, THE
             ADMINISTRATIVE AGENT; THE ISSUING LENDER.........................84

     11.1     Appointment.....................................................84
     11.2     Delegation of Duties............................................84
     11.3     Exculpatory Provisions..........................................85
     11.4     Reliance by Syndication Agents or Administrative Agent..........85
     11.5     Notice of Default...............................................85
     11.6     Non-Reliance on Syndication Agents, Administrative Agent and
              Other Lenders...................................................86
     11.7     Indemnification.................................................86
     11.8     Syndication Agent and Administrative Agent in its Individual
              Capacity........................................................87
     11.9     Successor Syndication Agent or Administrative Agent.............87


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     11.10    Issuing Lender as Issuer of Letters of Credit...................87

SECTION 12.  MISCELLANEOUS....................................................87

     12.1     Amendments and Waivers..........................................87
     12.2     Notices.........................................................88
     12.3     No Waiver; Cumulative Remedies..................................90
     12.4     Survival of Representations and Warranties......................90
     12.5     Payment of Expenses.............................................90
     12.6     Successors and Assigns; Participations; Purchasing Lenders......91
     12.7     Adjustments; Set-off............................................95
     12.8     Counterparts....................................................96
     12.9     Integration.....................................................96
     12.10    GOVERNING LAW; NO THIRD PARTY RIGHTS............................96
     12.11    SUBMISSION TO JURISDICTION; WAIVERS.............................96
     12.12    Acknowledgements................................................97
     12.13    USA Patriot Act.................................................97
     12.14    Amendment and Restatement.......................................97
     12.15    Reaffirmation of Credit Documents...............................98




                                       iv
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SCHEDULES:

Schedule 1A           Commitment Amounts
-----------
Schedule 1B           Existing Money Market Funds
-----------
Schedule 4.3          Existing Letters of Credit
------------
Schedule 6.10(a)      Domestic Subsidiaries
----------------
Schedule 6.10(b)      Foreign Subsidiaries
----------------
Schedule 6.11         Leasehold Interests
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Schedule 9.2          Existing Indebtedness
------------
Schedule 9.3          Existing Liens
------------
Schedule 9.4          Contingent Obligations
------------
Schedule 9.6          Permitted Asset Sales
------------
Schedule 9.7          Investments, Loans and Advances
------------
Schedule 9.10         Transactions with Affiliates
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EXHIBITS:

Exhibit A             Copy of Executed Company Pledge Agreement
Exhibit B-1           Form of Company Closing Certificate (Secretary)
Exhibit B-2           Form of Company Closing Certificate (Officer)
Exhibit C             Form of Assignment and Acceptance
Exhibit D             Form of Mortgage (Owned Property)
Exhibit E             Copy of Executed Security Agreement
Exhibit F             Form of Subordination Terms and Conditions of
                      Intercompany Note
Exhibit G             Form of Acknowledgement Agreement

              AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 24, 2006 among BE Aerospace, Inc., a Delaware corporation (the "Company"), the several lenders from time to time parties hereto (the "Lenders"), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the Syndication Agents (as hereinafter defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, the Company has requested that the Lenders amend and restate the Credit Agreement dated as of July 26, 2006 (as the same may have been otherwise amended, modified and/or supplemented prior to the date hereof, the "Original Credit Agreement") among the Company, the Lenders, the Administrative Agent, and the Syndication Agents to, among other things, provide a new $300,000,000 term loan to the Company to repay amounts borrowed under the Original Credit Agreement and provide financing for working capital and other general purposes; and

              WHEREAS, the Lenders are willing to amend and restate the Original Credit Agreement and to make the new term loan available on the terms and conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company, the Lenders, the Administrative Agent, and the Syndication Agents hereby agree that as of the Amendment Effective Date (as hereinafter defined), the Original Credit Agreement shall be amended and restated to read in full as follows:

              SECTION 1. DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the terms defined in the preamble or recitals hereto shall have the meanings set forth therein, and the following terms shall have the following meanings:

              "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be


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         determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "ABR Loans": Loans whose interest rate is based on the ABR.

              "Acknowledgement Agreement": the Acknowledgement and Agreement, dated as of August 24, 2006, as executed by the Company, substantially in the form attached hereto as Exhibit G.

              "Additional Collateral Documents": as defined in Section 8.10.

              "Additional Commitments": as defined in Section 3.1.

              "Additional Commitments Effective Date": as defined in Section
         3.5.

              "Additional Facility Amendment": as defined in Section 3.4.

              "Additional Facility Closing Date": as defined in Section 3.6

              "Additional Lender": as defined in Section 3.3.

              "Additional Term Commitment": as defined in Section 3.1.

              "Additional Term Loan Commitment Percentage": as to any Lender, the percentage which such Lender's Additional Term Loans constitute of the aggregate then outstanding principal amount of Additional Term Loans.

              "Additional Term Loan Tranche": as defined in Section 3.1.

              "Additional Term Loans": as defined in Section 3.1.

              "Administrative Agency Fee Letter" the letter, dated August 23, 2006, between the Company and the Administrative Agent, setting forth the administrative agency fee for this Agreement.

              "Administrative Agent": as defined in the preamble hereto.

              "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer of (i) such Person, (ii) any Subsidiary of such Person or (iii) any Person described in clause (a) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.


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                                                                               3


              "Agents": collective reference to the Syndication Agents, the Administrative Agent and the Collateral Agent.

              "Aggregate Revolving Credit Extensions of Credit": at any particular time, the sum of (a) the aggregate then outstanding principal amount of the Revolving Credit Loans, (b) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (c) the aggregate amount of Revolving L/C Obligations.

              "Agreement": the Original Credit Agreement, as amended and restated pursuant to this Amended and Restated Credit Agreement, and as the same may be further amended, supplemented or otherwise modified from time to time.

              "Amendment Effective Date": the date on which this Agreement becomes effective in accordance with Section 7.1, which shall be the date upon which the last of the conditions set forth in Section 7.1 have been satisfied or waived by the Lenders.

              "Applicable Level": as of any day, Level 1, Level 2, Level 3, or Level 4 below, whichever is applicable on such day, with each new Level to take effect on the day following the delivery to the Administrative Agent by the Company of the financial statements referred to in subsection 8.1(a) or (b), as the case may be, and the related certificate of a Responsible Officer on behalf of the Company referred to in subsection 8.2(b), indicating the ratio of Consolidated Total Indebtedness as of the end of the period covered by such financial statements to Consolidated EBITDA for the period covered by such financial statements:

                             Ratio of Consolidated Total Indebtedness to
                             Consolidated EBITDA
                             -------------------------------------------

               Level 1       Greater than or equal to 4.5 to 1.0

               Level 2       Greater than or equal to 3.5 to 1.0 but less than
                             4.5 to 1.0

               Level 3       Greater than or equal to 2.5 to 1.0 but less than
                             3.5 to 1.0

               Level 4       Less than 2.5 to 1.0

         provided, however, that, in the event that the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b) and the related certificate of a Responsible Officer on behalf of the Company referred to in subsection 8.2(b) are not delivered when due, then during the period from the date upon which such financial statements and certificate were required to be delivered, until the date upon which they actually are delivered, the Applicable Level shall be Level 1; provided further that, in the event the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b) and the related certificates of a Responsible Officer on behalf of the Company referred to in subsection 8.2(b) are proven to have been incorrect, then the Applicable Level for the relevant period shall be

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                                                                               4


         adjusted retroactively to reflect the level which would have applied for such period based on the corrected ratio of Consolidated Total Indebtedness as of the end of the period covered by such financial statement to Consolidated EBITDA for the period covered by such financial statements, and any additional interest owing as a result of such readjustment shall be payable on demand; and provided further that at all times during which a Default or an Event of Default shall have occurred and be continuing, the Applicable Level shall be Level 1.

              "Applicable Margin": (a) for each Revolving Credit Loan and Swing Line Loan for each day (i) from the Amendment Effective Date until the date on which the Applicable Level is determined for the fiscal quarter ending December 31, 2006, 0.75% per annum in the case of ABR Loans (including all Swing Line Loans) and 1.75% per annum in the case of Eurodollar Loans, and (ii) thereafter, the rate per annum for the relevant Type of such Loan set forth below opposite the Applicable Level in effect on such day:

                                       ABR Loan               Eurodollar Loan
                                       --------               ---------------

              Level 1                  1.00%                  2.00%
              Level 2                  0.75%                  1.75%
              Level 3                  0.50%                  1.50%
              Level 4                  0.25%                  1.25%

         and (b) for the Tranche B Term Loan for each day, 0.75% per annum in the case of ABR Loans and 1.75% per annum in the case of Eurodollar Loans.

         The Applicable Margin for each Additional Term Loan shall be determined in accordance with Section 3 of this Agreement; provided that the Applicable Margin for Revolving Credit Loans and Tranche B Term Loans may be adjusted as a result thereof according to Section 3 of this Agreement.

              "Asset Sale": any sale, sale-leaseback, assignment, conveyance, transfer or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Company (except sales, sale-leasebacks, assignments, conveyances, transfers and other dispositions permitted by clauses (a),
         (b), (c), (d) and (e) of subsection 9.6).

              "Assignee": as defined in subsection 12.6(c).

              "Assignment and Acceptance": an Assignment and Acceptance substantially in the form of Exhibit C hereto.

              "ATS": shall mean Advanced Thermal Sciences Corporation Inc., a Delaware corporation.

              "Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving

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                                                                               5


         Credit Commitment at such time less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 4.1, (ii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit, (iii) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of Revolving L/C Obligations and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 5.9 the amount referred to in this clause (iv) shall be zero; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

              "Benefitted Lender": as defined in subsection 12.7 hereof.

              "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

              "Borrowing Date": any Business Day specified in a notice pursuant to (a) subsection 4.7 or 5.1 as a date on which the Company requests JPMCB to make Swing Line Loans or the Lenders to make Revolving Credit Loans, Tranche B Term Loans or Additional Term Loans hereunder or (b) subsection 4.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.

              "Business Day": when such term is used in connection with (a) a Eurodollar Loan, any day (other than a Saturday or a Sunday) on which
         (i) the London interbank market is open for general banking business and (ii) banks in New York City are open for general banking business and (b) an ABR Loan, any day (other than a Saturday or Sunday) on which banks in New York City are open for general banking business.

              "Capital Expenditures": for any period, all amounts (other than those arising from the acquisition or lease of businesses and assets which are permitted by subsection 9.7) which are set forth on the Company's consolidated statement of cash flows for such period as "purchases of property and equipment" in accordance with GAAP.

              "Capital Lease": of any Person, any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

              "Cash Collateralize" to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Revolving L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender.

              "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender, the parent corporation of any Lender or any Subsidiary of such Lender's parent corporation, and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Group or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition thereof, (v) money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (y) are rated AA by S&P and Aa by Moody's and (z) have portfolio assets of at least $5,000,000,000; (vi) money market funds existing on the Amendment Effective Date that are listed on Schedule 1B; and (vii) in the case of Foreign Subsidiaries, investments that are substantially equivalent to the foregoing investments described in clauses (i) through (v) above that are available in the currency of the jurisdiction in which such Foreign Subsidiary is organized.

              "Cash on Hand" means, with respect to any Person on any day, the sum of the amount of cash and Cash Equivalents of such Person and its consolidated Subsidiaries, as set forth on the balance sheet of such Person and its consolidated Subsidiaries, as of such day (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as "restricted" (other than cash or Cash Equivalents which are subject to a perfected security interest under the Collateral Documents) or otherwise subject to a security interest in favor of any other Person (other than security interests under the Collateral Documents and non-consensual Liens permitted under Section 9.3)).

              "Casualty": any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

              "Change in Law": with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline by any regulatory agency having jurisdiction over such Lender or, in the case of subsection 5.12(b) or 5.20(b), any corporation controlling such Lender, in each case, after the date such Lender becomes a party to this Agreement.

              "Change of Control": means the occurrence of any of the following events:

                   (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) has become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, by way of merger, consolidation or otherwise, of 35% or more (on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of the Company or securities exercisable for or convertible or exchangeable into Equity Interests of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event (whether or not such securities are then currently convertible or exercisable and talking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right)) of the Equity Interests of the Company having ordinary power to vote in the election of members of the board of directors of the Company (irrespective of whether, at the time, Equity Interests of any other class or classes of the Company shall have or might have voting power by reason of the happening of any contingency);

                   (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                   (c) if any of the Existing Senior Notes and/or Existing Senior Subordinated Notes are then outstanding, a "change of control" or comparable term in any document pertaining to the Existing Senior Notes and/or Existing Senior Subordinated Notes, as applicable, occurs.

              "Closing Date": means July 26, 2006.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral": all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

              "Collateral Agent": JPMCB, in its capacity as collateral agent for the Secured Parties, and its successor or successors in such capacity.

              "Collateral Documents": collectively, the Security Agreement, the Company Pledge Agreement, each Depositary Bank Agreement, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

              "Commitment Percentage": with respect to any Lender, any of the
         (i) Tranche B Term Loan Commitment Percentage, (ii) Revolving Credit Commitment Percentage, and (iii) Additional Term Loan Commitment Percentage, of such Lender.

              "Commitments": the collective reference to the Tranche B Term Loan Commitments, the Revolving Credit Commitments, the Swing Line Commitment, and any Additional Commitments, if any; individually, a "Commitment".

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

              "Company": as defined in the preamble.

              "Company Pledge Agreement": the pledge agreement, dated as of the Closing Date, made by the Company in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a copy of which is attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified in accordance with its terms from time to time (it being understood and agreed that, notwithstanding anything that may be to the contrary herein, the Company Pledge Agreement shall not require the Company to pledge (w) any of the outstanding capital stock of, or other equity interests in, any Subsidiary of the Company which is owned by another Subsidiary of the Company, (x) more than 65% of the outstanding capital stock of, or other equity interests in, any Foreign Subsidiary owned directly by the Company, unless, in the case of this clause (x), the granting of such security will not result in adverse tax consequences to the Company, (y) any of the outstanding capital stock of, or other equity interests in, ATS or (z) any of the outstanding capital stock of, or other equity interests, in any Subsidiary where such pledge would (i) be prohibited by applicable law,
         (ii) result in material adverse tax consequences to the Company, (iii) in the case of any non-wholly owned Subsidiary or joint venture existing on the Amendment Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement in the form existing on the Amendment Effective Date, (iv) in the case of any non-wholly owned Subsidiary or joint venture created or acquired after the Amendment Effective Date, result in a breach of a joint venture agreement, operating agreement or other similar document or agreement, provided that the Company shall use its commercially reasonable efforts to obtain all consents or take such other actions as may be necessary to enable the pledge of such capital stock or other equity interests, or (v) cause the Company to incur costs associated with such pledge that are excessive in comparison to the benefits afforded to the Lenders, as reasonably determined by the Administrative Agent), and provided further that to the extent the Company does not ultimately acquire 100% of the outstanding capital stock or other equity interests of any acquired or newly formed Subsidiary in any Permitted Acquisition, notwithstanding clause (z)(iv) above but except as provided in clauses (x) or (z)(i),(ii) and (v) above, the Collateral Agent shall receive a pledge of all outstanding capital stock or other equity interests of such entity held by the Company.

              "Condemnation": any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

              "Condemnation Award": all proceeds of any Condemnation or transfer in lieu thereof.

              "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Company (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to subsection 5.12, 5.19, 5.20 or
         5.21 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

              "Consolidated Cash Interest Expense": for any four-quarter period of the Company and its Subsidiaries, the amount of Consolidated Interest Expense paid or required to be paid in cash during such four-quarter period.

              "Consolidated Current Assets": at any particular date, all amounts which would, in conformity with GAAP, be reflected under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date excluding cash and Cash Equivalents.

              "Consolidated Current Liabilities": at any particular date, all amounts which would, in conformity with GAAP, be reflected under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date excluding the current portion of any Indebtedness (including the Loans).

              "Consolidated EBITDA": for any period for the Company and its consolidated Subsidiaries, the sum of:

              (i) Consolidated Net Income for such period (excluding therefrom any unusual or extraordinary items of gain or loss); plus

              (ii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

                        (A)  Consolidated Interest Expense;

                        (B) provisions for Federal, state, local and foreign income, value added and similar taxes;

                        (C) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period);

                        (D) non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements);

                        (E) any financial advisory fees, underwriting fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Company and its Subsidiaries incurred as a result of the Tender Offer, the Refinancing, the Original Credit Agreement, and this Agreement and deducted from net income during the period ending September 30, 2006;

                        (F) any financial advisory fees, underwriting fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Company and its Subsidiaries incurred as a result of any issuance or incurrence of Indebtedness permitted pursuant to this Agreement;

                        (G) any (x) financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses, and (y) all cash and non-cash restructuring and integration charges, costs, and expenses, in each case incurred by the Company and its Subsidiaries as a result of any Permitted Acquisition and deducted from net income during the fiscal quarter during which such Permitted Acquisition is completed, and in the case of items describe in clause (y) above, which are factually supportable, identifiable and documented and which are not objected to by the Administrative Agent; minus

              (iii) any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains, all as determined in accordance with GAAP; minus

              (iv) the aggregate amount of cash payments made during such period in respect of any non-cash accrual, reserve or other non-cash charge or expense accounted for in a prior period which were added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise reduce Consolidated Net Income for the current period;

              For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Measurement Period") pursuant to any determination of the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Interest Coverage Ratio, if during such period (or in the case of pro-forma calculations, during the period from the last day of such period to and including the date as of which such calculation is made) the Company or one or more of its Subsidiaries shall have made an Asset Disposition or a Permitted Acquisition, Consolidated EBITDA for such period shall be calculated after giving effect thereto on a pro-forma basis, giving effect to identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.

              "Consolidated Interest Expense": for any period the sum of (i) the amount of interest expense, both expensed and capitalized (excluding amortization and write offs of debt discount and debt issuance costs and any other non-cash interest expense or accretions of discounts), net of interest income, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period and
         (ii) dividends paid in cash during such period on preferred stock issued by the Company or any of its Subsidiaries; provided that, for purposes of calculating Consolidated Interest Expense for any period for determining the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Interest Coverage Ratio, if during such period (or in the case of pro-forma calculations, during the period from the last day of such period to and including the date as of which such calculation is made) the Company or one or more of its Subsidiaries shall have made an Asset Disposition, made a Permitted Acquisition or incurred or discharged any Material Indebtedness, then Consolidated Interest Expense for such period shall be calculated after giving effect thereto on a pro-forma basis, giving effect to identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.

              "Consolidated Net Income": for any period, the net income (or net loss) after taxes of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for such period (i) the income (or loss) of any Person in which any other Person (other than the Company or any of its wholly-owned consolidated Subsidiaries) has an ownership interest, except to the extent that any such income is actually received in cash by the Company or such wholly-owned consolidated Subsidiary in the form of dividends or other equity distributions during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of the Company or is merged with or into or consolidated with the Company or any of its consolidated Subsidiaries or that Person's assets are acquired by the Company or any of its consolidated Subsidiaries and
         (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

              "Consolidated Total Indebtedness": as of any date of determination, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding any obligations in respect of hedging arrangements.

              "Consolidated Total Secured Indebtedness": as of any date of determination, the aggregate outstanding principal amount of the Loans plus the aggregate outstanding principal amount of all other Consolidated Total Indebtedness of the Company and its consolidated Subsidiaries which is secured by any Lien on any property or assets of the Company on one or more of its consolidated Subsidiaries.

              "Consolidated Working Capital": at any particular date, Consolidated Current Assets less Consolidated Current Liabilities.

              "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent
         (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business and (ii) any obligation resulting from the existence of deferred revenue, including customer deposits. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

              "Credit Documents": the collective reference to this Agreement, the Notes, the Fee Letter, the Administrative Agency Fee Letter, the Collateral Documents, any Additional Facility Amendment, the Acknowledgement Agreement, and any guarantee executed and delivered pursuant to the terms of subsection 9.15.

              "Credit Parties": the collective reference to the Company and each Subsidiary which is a party, or which at any time becomes a party, to a Credit Document.

              "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

              "Depositary Bank Agreement": an agreement between a Credit Party and any bank or other depositary institution, substantially in the form of Exhibit C to the Security Agreement or otherwise in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, modified, or supplemented from time to time.

              "Dividend Limit": as defined in subsection 9.9(b).

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Domestic Subsidiary": any Subsidiary of the Company other than a Foreign Subsidiary.

              "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 12.6 (subject to such consents, if any, as may be required thereunder).

              "Environmental Laws": any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or legally enforceable requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning human health as they relate to Materials of Environmental Concern or the protection of the environment, including without limitation, Materials of Environmental Concern, as now or may at any time hereafter be in effect.

              "Environmental Permit": any permit, approval, license or other authorization required under any Environmental Law.

              "Equity Interests": with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurodollar Lending Office": the office of each Lender which shall be making or maintaining its Eurodollar Loans.

              "Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

              "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                      -------------------------------------
                      1.00 - Eurodollar Reserve Requirement

              "Eurodollar Reserve Requirements": for any day, as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurodollar funding (currently referred to as "Eurodollar liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

              "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

              "Excess Cash Flow": for any period, Consolidated EBITDA of the Company for such period (i) plus, without duplication, any net decrease in the Consolidated Working Capital of the Company and its Subsidiaries during such period and (ii) minus, without duplication, (a) Consolidated Cash Interest Expense during such period, (b) the principal amount of the Revolving Credit Loans paid during such period to the extent such payment was accompanied by a permanent reduction of the Revolving Credit Commitments in at least a like amount, and any scheduled payments or voluntary prepayments of principal on the Term Loans (provided that such payments shall not include mandatory prepayments of any Term Loans pursuant to Section 5.6 or otherwise),
         (c) taxes measured by income accrued as an expense and paid in cash during such period, (d) amounts paid in cash during such period in respect of Capital Expenditures or Permitted Acquisitions to the extent such Capital Expenditures or Permitted Acquisitions are not financed with the proceeds of Indebtedness, Net Proceeds of Asset Sales, Insurance Proceeds, or net proceeds of one or more issuances of Equity Interests (in each case other than Net Proceeds of Asset Sales or Insurance Proceeds, if any, to the extent such proceeds were included in Consolidated Net Income for the applicable period), (e) the amount of any payments or prepayments made during such period of principal of any Indebtedness (other than the Loans) permitted under subsection 9.2 made during such period, (f) any net increase in the Consolidated Working Capital of the Company and its

         Subsidiaries during such period, excluding for this purpose cash and short-term investments (including Cash Equivalents) and any borrowings under this Agreement and any other Indebtedness included in Consolidated Current Liabilities in determining Consolidated Working Capital for such period, (g) the aggregate amount of any dividends or distributions permitted under Section 9.9 hereunder actually paid in cash by the Company or its Subsidiaries during such period, and (h) the amount of cash payments made during such period by the Company and its Subsidiaries in connection with (without duplication) clauses (ii)(E),
         (F), and (G) of the definition of Consolidated EBITDA.

              "Excluded Taxes": with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (i) Taxes (other than Other Taxes) imposed by any jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such recipient and the jurisdiction (or political subdivision thereof) imposing such Taxes, other than such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Documents, (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or, as applicable, designates a new Lending Office or designates a Conduit Lender) or is attributable to such Foreign Lender's failure to comply with Section 5.23(e) or such Foreign Lender's inability to provide the forms, certificates or documentation described in Section 5.23(e) (in each case, other than as a result of a Change in Law) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office or designation of a Conduit Lender (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 5.23.

              "Existing Letters of Credit" means the letters of credit issued prior to the Amendment Effective Date and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 4.3 hereto, and "Existing Letter of Credit" means any one of them.

              "Existing Senior Notes": the $175,000,000 original principal amount of 8.5% senior notes due 2010 issued by the Company pursuant to an indenture dated October 7, 2003.

              "Existing Senior Subordinated Notes": the $250,000,000 original principal amount of 8.875% Series A and Series B senior subordinated notes due 2011 issued by the Company pursuant to an indenture dated April 17, 2001, as the same may be amended from time to time.

              "Extensions of Credit": the collective reference to Loans made and Letters of Credit issued under this Agreement.

              "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility"), and (c) the Additional Term Loan Commitments and Additional Term Loans (if any) made thereunder.

              "Fee Letter" the letter, dated August 23, 2006, as among the Agents, the Initial Lenders, and the Company, setting forth, among other things, the arrangement fee for this Agreement.

              "Foreign Lender": any Lender that is organized under the laws of a jurisdiction other than that in which the Company is a resident for tax purposes. For purposes of this definition, the United States, each state thereof, and the District of Columbia shall be deemed to constitute a single jurisdiction.

              "Foreign Subsidiary": any Subsidiary of the Company which is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code).

              "GAAP": generally accepted accounting principles in the United States of America in effect on the date of this Agreement.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Indebtedness": of any Person, at any particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables or liabilities and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) obligations of such Person under Capital Leases and (e) all indebtedness of such Person arising under acceptance facilities; but excluding (x) any obligation resulting from the existence of deferred revenue, including customer deposits and interest thereon in the ordinary course of business, (y) deferred rent, and (z) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and in the case of both clauses (x) and (z) above, which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

              "Indemnified Taxes": Taxes other than Excluded Taxes and Other Taxes.

              "Initial Lenders": UBS Loan Finance LLC, Credit Suisse, Cayman Islands Branch, and JP Morgan Chase Bank, N.A.

              "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
         Section 4245 of ERISA.

              "Insurance Proceeds": all insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), damages, awards, claims and rights of action with respect to any Casualty.

              "Interest Coverage Ratio": as defined in subsection 9.1(b).

              "Interest Payment Date": (a) as to ABR Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any ABR Loans are made or any Eurodollar Loans are converted to ABR Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months (or any shorter period as agreed by the Lenders), the last day of such Interest Period, (c) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period in excess of three months (as may be agreed by the Lenders), the day which is three months after the date on which such Eurodollar Loan is made or an ABR Loan is converted to such a Eurodollar Loan, the first day of any subsequent three-month period and the last day of such Interest Period, (d) as to any Term Loan, each day on which principal of such Term Loan is payable and (e) in the case of Revolving Credit Loans, the Revolving Credit Termination Date.

              "Interest Period": with respect to any Eurodollar Loan:

              (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter or longer periods as the Lenders of the applicable tranche of Loans may agree) as selected by the Company in its notice of borrowing as provided in subsection 5.1 or its notice of conversion as provided in subsection 5.3; and

              (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such shorter or longer periods as the Lenders of the applicable tranche of Loans may agree) as selected by the Company by irrevocable notice to the Administrative Agent no later than 1:00 P.M. New York City time three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan; provided that the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest

              Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                   (ii) any Interest Period with respect to any Revolving Credit
              Loan that would otherwise extend beyond the Revolving Credit Termination Date, shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

                   (iii) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an ABR Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 5.3); and

                   (iv) any Interest Period that begins on the last day of a
              calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Issuing Lender": JPMCB or any other Lender (or their respective Affiliates) which agrees to be an Issuing Lender and is designated by the Company and the Administrative Agent as an Issuing Lender, as issuer of Letters of Credit.

              "Joint Lead Arrangers": J.P. Morgan Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC.

              "JPMCB": JPMorgan Chase Bank, N.A. and its successors.

              "Laws": collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

              "L/C Application": a letter of credit application in the Issuing Lender's then customary form for the type of letter of credit requested.

              "L/C Disbursement": a payment made by an Issuing Lender pursuant to a Letter of Credit.

              "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

              "Lease Obligations": of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under Operating Leases (net of rental commitments from sub-leases thereof).

              "Leaseholds": with respect to any Person, all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

              "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

              "Lenders": as defined in the preamble hereto.

              "Lending Office": with respect to any Lender, (i) with respect to its ABR Loans, the office of such Lender which will be making or maintaining its ABR Loans and (ii) with respect to its Eurodollar Loans, its Eurodollar Lending Office.

              "Letter of Credit": a letter of credit issued by an Issuing Lender pursuant to the terms of subsection 4.3.

              "LIBOR": means, for any Interest Period with respect to any Eurodollar Loan:

                   (a) the rate per annum equal to the rate determined by the
              Administrative Agent to be the offered rate that appears on the page of the Reuters screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                   (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service call shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

                   (c) if the rates referenced in the preceding clauses (a) and
              (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar

              Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations to the extent that such financing statements relate to the property subject to such Lease Obligations).

              "Loans": the collective reference to the Tranche B Term Loans, the Revolving Credit Loans, the Swing Line Loans, and the Additional Term Loans, if any; individually, a "Loan".

              "Material Adverse Effect": (a) a material adverse effect on the business, financial condition, assets, or results of operations of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company and the other Credit Parties, taken as a whole, to perform any of its obligations under any Credit Document to which it is a party, (c) a material impairment of the rights and remedies of the Lenders under any Credit Document or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Documents to which it is a party.

              "Material Indebtedness": any Indebtedness of the Company or any of its Subsidiaries in a principal amount equal to or greater than $20,000,000.

              "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste and radioactive materials, in each case, as regulated by any applicable Environmental Laws.

              "Measurement Period": as defined in the definition of "Consolidated EBITDA".

              "Mortgage": in the case of owned real property interests, a mortgage or deed of trust, substantially in the form of, or otherwise substantially identical in substance to, the provisions of Exhibit D hereto, among any Credit Party, the Collateral Agent and one or more trustees, as the same may be amended, modified or supplemented from time to time.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Net Proceeds": (a) with respect to an Asset Sale, the aggregate cash proceeds received by the Company or any Subsidiary of the Company in respect of such Asset Sale, and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect of an Asset Sale, net of (without duplication) (i) the reasonable expenses (including legal fees and brokers' and underwriters' commissions paid to third parties which are not Affiliates or Subsidiaries of the Company) incurred in effecting such Asset Sale, (ii) any taxes reasonably attributable to such Asset Sale and, in case of an Asset Sale in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such Asset Sale reasonably estimated by the Company or such Subsidiary to be actually payable, (iii) any amounts payable to a Governmental Authority triggered as a result of any such Asset Sale,
         (iv) any Indebtedness or Contractual Obligation of the Company and its Subsidiaries (other than the Loans and other Obligations) required to be paid or retained in connection with such Asset Sale and (v) the aggregate amount of reserves required in the reasonable judgment of the Company or such Subsidiary to be maintained on the books of the Company or such Subsidiary in accordance with GAAP in order to pay contingent liabilities with respect to such Asset Sale; provided that amounts deducted from aggregate proceeds pursuant to clause (v) and not actually paid by the Company or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Proceeds and shall be applied in accordance with subsection 5.6 at such time as such contingent liabilities shall cease to be obligations of the Company or any of its Subsidiaries; and (b) with respect to an issuance of debt or preferred stock, the cash proceeds received from such issuance, net of
         (i) attorneys' fees, investment banking fees, accountants' fees, brokers and underwriters' commissions, indemnity discounts and commissions and other customary fees and expenses actually incurred in connection therewith, and (ii) any taxes reasonably attributable to such debt or preferred stock issuance and, in case of a debt or preferred stock issuance in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such debt or preferred stock issuance reasonably estimated by the Company or such Subsidiary to be actually payable.

              "Non-Funding Lenders": any Lender that has failed to fund any portion of the Loans, participation interests in Letters of Credit or participation interests in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder.

              "Note Threshold": as defined in subsection 9.6(f) hereof.

              "Notes": the collective reference to any promissory notes evidencing Loans.

              "Obligations": the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company to the Agents or any Lenders (and in the case of any interest rate, currency or similar swap and hedging arrangements entered into with any Affiliate of a Lender, such Affiliates) (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, related to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, the other Credit Documents, any Letter of Credit or L/C Application, any agreements between the Company and any Lender relating to interest rate, currency or similar swap and hedging arrangements permitted pursuant to subsection 9.11 or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents or any Lender or any such Affiliate) or otherwise.

              "Operating Lease": means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

              "Original Credit Agreement": has the meaning set forth in the recitals hereof.

              "Other Taxes": means all present or future stamp or documentary Taxes or any other excise or property Taxes or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, but excluding property or similar Taxes other than any such property or similar Taxes imposed in such circumstances as a result of the Company or other Credit Party being organized or resident in, maintaining an office in, conducting business in or maintaining property located in, the taxing jurisdiction imposing such property or similar Taxes.

              "Organization Documents": means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

              "Participants": as defined in subsection 12.6(b).

              "Participating Lender": any Lender (other than the Issuing Lender with respect to such Letter of Credit) with respect to its L/C Participating Interest in each Letter of Credit.

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

              "Permitted Acquisitions": non-hostile acquisitions (by merger, purchase or otherwise) by the Company or any of its Subsidiaries of all or substantially all of the assets of, or all of the shares of the capital stock or other Equity Interests in, a Person or division or line of business of a Person engaged in the same business as the Company and its Subsidiaries or in a related business, provided that immediately after giving effect thereto: (1) except for Permitted Joint Ventures, 100% (less the amount of such capital stock or other Equity Interests, if any, not exceeding 5% in the aggregate thereof, attributable to director qualifying shares, shares required by the jurisdiction of organization of such Person to be held by management or other third party and such additional shares the current ownership of which, at the time of such Permitted Acquisition, cannot, after commercially reasonable efforts by the Company and its Subsidiaries, be identified or acquired) of the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires such Person, division or line of business is owned directly by the Company; (2) any such capital stock or other Equity Interests acquired shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders (other than any capital stock of, or other Equity Interests in, any Foreign Subsidiary of the Company that is not required to be so pledged pursuant to the definition of "Company Pledge Agreement" or pursuant to subsection 8.10); (3) the Company causes any such corporation or other entity to comply with subsections 8.10 hereof, if such subsections are applicable; (4) any such corporation or other entity is not liable for and the Company and its Subsidiaries do not assume any Indebtedness (except for Indebtedness permitted pursuant to subsection 9.2); (5) no Default or Event of Default shall have occurred and be continuing and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such corporation or other entity or acquired assets; (6) at the time of any such acquisition (and after giving effect to loans, advances and investments in connection therewith or pursuant thereto) the Company would be in compliance with the covenants set forth in subsection 9.1 as of the most recently completed period of four consecutive fiscal quarters ending prior to such acquisition for which the financial statements and certificates required by subsections 8.1 and 8.2 have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in subsections 9.6 and 9.7 occurring after such period) as if such acquisition had occurred as of the first day of such period. All pro forma calculations required to be made pursuant to this definition shall (i) include only those adjustments that are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (ii) be certified to by a Responsible Officer on behalf of the Company as having been prepared in good faith based upon reasonable assumptions.

              "Permitted Joint Ventures": acquisitions (by merger, purchase, formation of partnership, joint venture or otherwise) by the Company not constituting Permitted Acquisitions of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a Person or division or line of business of a Person engaged in the same business as the Company or any of its Subsidiaries or in a related business, provided that immediately after giving effect thereto: (1) any outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity owned directly by the Company is duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders (other than any capital stock of, or other equity interests in, any Foreign Subsidiary of the Company that is not required to be so pledged pursuant to the definition of "Company Pledge Agreement" or pursuant to subsection 8.10; and (2) no Default or Event of Default shall have occurred and be continuing, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such corporation or other entity or acquired assets.

              "Permitted Liens": any Liens permitted under Section 9.3.

              "Permitted Uses of Proceeds": (i) repayment of amounts borrowed under the Original Credit Agreement, (ii) payment of the fees and expenses in connection with this Agreement and the Refinancing, (iii) repayment of any amounts outstanding under the Existing Senior Notes,
         (iv) financing Permitted Acquisitions and Permitted Joint Ventures and paying related fees and expenses, and (v) financing other working capital or general corporate purposes of the Company or any of its Subsidiaries.

              "Person": an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreements": the collective reference to the Company Pledge Agreement and any other pledge agreement entered into by a Credit Party and the Administrative Agent (on substantially the same terms as the Company Pledge Agreement) in accordance with subsection 8.10.

              "Pledged Collateral": as defined in the Pledge Agreements.

              "Pledged Notes": as defined in the Pledge Agreements.

              "Pledged Stock": as defined in the Pledge Agreements.

              "Properties": each parcel of real property currently or previously owned or operated by the Company or any Subsidiary of the Company.

              "Real Property": with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

              "Refinancing": means the Company's repurchase of all or a portion of the Existing Senior Notes through the Tender Offer.

              "Refunded Swing Line Loans": as defined in subsection 4.7(b).

              "Register": as defined in subsection 12.6(d).

              "Regulation U": Regulation U of the Board, as from time to time in effect.

              "Reinvestment Funds": with respect to any Insurance Proceeds or any Condemnation Award, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Company delivered to the Administrative Agent within 30 days after the occurrence of the Casualty or Condemnation giving rise thereto, be reinvested within 364 days after the occurrence of the Casualty or Condemnation giving rise thereto in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation; provided that
         (i) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to its condition immediately prior to such Casualty or Condemnation, (ii) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Collateral Agent for the benefit of the Secured Parties, over which the Collateral Agent shall have sole control and exclusive right of withdrawal, (iii) from and after the date of delivery of such certificate, the Company or one or more of its Subsidiaries shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation as described in such certificate and (iv) no Event of Default shall have occurred and be continuing; and provided, further, that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Loans in accordance with Section 5.6.

              "Related Document": any agreement, certificate, document or instrument relating to a Letter of Credit.

              "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in
         Section 4241 of ERISA.

              "Reportable Event": any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

              "Required Lenders": at a particular time Lenders that hold more than 50% of (a) the aggregate then outstanding principal amount of the Tranche B Term Loans or, prior to the Amendment Effective Date, the Tranche B Term Loan Commitments, (b) the aggregate then outstanding principal amount of the Additional Term Loans or, prior to the Additional Facility Closing Date, the Additional Term Commitments; and
         (c) the Revolving Credit Commitments or if the Revolving Credit Commitments have been cancelled (i) the aggregate then outstanding principal amount of the Revolving Credit Loans, (ii) the L/C Participating Interests in the aggregate amount then available to be drawn under all outstanding Letters of Credit, (iii) the aggregate then outstanding principal amount of Revolving L/C Obligations and (iv) the aggregate amount represented by the agreements of the Lenders in subsections 4.7(b) and (c) with respect to the Swing Line Loans then outstanding.

              "Requirement of Law": as to any Person, the Organization Documents of such Person, and any Law (including, without limitation, Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Responsible Officer": the chief executive officer or the chief operating officer of the Company or, with respect to financial matters, the chief financial officer, controller, vice president - finance or treasurer of the Company.

              "Restricted Payments": as defined in subsection 9.9.

              "Revolving Credit Commitment": as to any Lender, its obligations to make Revolving Credit Loans to the Company pursuant to subsection 4.1, and to purchase its L/C Participating Interest in any Letter of Credit in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name in Schedule 1A under the heading "Revolving Credit Commitment" and in an aggregate amount not to exceed at any time the amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate Revolving Credit Commitments, as the aggregate Revolving Credit Commitments may be reduced or adjusted from time to time pursuant to this Agreement; collectively, as to all the Lenders, the "Revolving Credit Commitments".

              "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment constitutes of all of the Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have been terminated, the percentage of the outstanding Aggregate Revolving Credit Extensions of Credit and Swing Line Loans constituted by such Lender's Aggregate Revolving Credit Extensions of Credit and participating interest in Swing Line Loans).

              "Revolving Credit Commitment Period": the period from and including the Amendment Effective Date to but not including the Revolving Credit Termination Date.

              "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 4.1(a).

              "Revolving Credit Termination Date": the earlier of (i) the date which is the fifth anniversary of the Amendment Effective Date; (ii) any other date on which the Revolving Credit Commitments shall terminate hereunder; and (iii) the date that is six months prior to the maturity of the Existing Subordinated Notes, the Existing Senior Notes (if any are still outstanding) or any other Indebtedness of the Company or any of its Subsidiaries consisting of debt securities issued pursuant to one or more public offerings or private offerings exempt from registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

              "Revolving L/C Obligations": the obligations of the Company to reimburse the Issuing Lender for any payments made by an Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 4.6.

              "Same Day Funds": immediately available funds.

              "Secured Leverage Ratio": as of any date of determination, the ratio of (i) the difference of (A) Consolidated Total Secured Indebtedness as of such date minus (B) Cash on Hand, to (ii) Consolidated EBITDA for the twelve months ending on the last day of the most recent fiscal quarter for which financial statements required by
         Section 8.1(a) or (b), as applicable, have been delivered.

              "Secured Parties": collectively, the Lenders and any other Persons the obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

              "Security Agreement": the Security Agreement, a copy of which is attached hereto as Exhibit E, dated as of the Closing Date, as between the Company and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

              "Solvent" and "Solvency": with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

              "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of capital stock or other Equity Interests having ordinary voting power (other than capital stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person.

              "Swing Line Commitment": JPMCB's obligation to make Swing Line Loans pursuant to subsection 4.7.

              "Swing Line Loan" and "Swing Line Loans": as defined in subsection 4.7(a).

              "Syndication Agents": collectively, UBS Securities LLC and Credit Suisse Securities (USA) LLC, in their capacities as Syndication Agents with respect to the Commitments (each, a "Syndication Agent").

              "Taxes": all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

              "Tender Offer": collectively, (1) the offer by the Company to purchase for cash any and all of its Existing Senior Notes pursuant to a tender offer and (2) the related solicitation of consents from the holders of the Existing Senior Notes to certain proposed amendments to the indenture governing the Existing Senior Notes, dated as of October 7, 2003, between the Company and The Bank of New York, as trustee, pursuant to which the Existing Senior Notes were issued, and to the execution of a supplemental indenture in connection with certain amendments proposed with respect thereto, in each case, commenced on July 10, 2006.

              "Term Lenders": the Lenders with Term Loan Commitments and/or outstanding Term Loans.

              "Term Loan Borrowing": a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Term Lenders.

              "Term Loan Commitment": as to any Lender, the reference to its Tranche B Term Loan Commitment, and/or Additional Term Loan Commitments, as applicable.

              "Term Loans" means the Tranche B Term Loan and any Additional Term Loan, as applicable.

              "Total Leverage Ratio": as defined in Section 9.1(a).

              "Tranche B Term Loan" and "Tranche B Term Loans": as defined in subsection 2.1.

              "Tranche B Term Loan Commitment": as to any Lender, its obligation to make a Tranche B Term Loan to the Company pursuant to subsection 2.1, in an aggregate amount not to exceed the amount set forth opposite such Lender's name in Schedule 1A under the heading "Tranche B Term Loan" and in an aggregate amount not to exceed the amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the aggregate Tranche B Term Loan Commitments; collectively, as to all the Lenders, the "Tranche B Term Loan Commitments".

              "Tranche B Term Loan Commitment Percentage": as to any Lender, the percentage which such Lender's Tranche B Term Loan (or, prior to the Amendment Effective Date, Tranche B Term Loan Commitment) constitutes of the aggregate then outstanding principal amount of Tranche B Term Loans (or Tranche B Term Loan Commitments).

              "Tranche B Term Loan Maturity Date": the earlier of (i) the date which is the sixth anniversary of the Amendment Effective Date and (ii) the date that is six months prior to the maturity of the Existing Senior Subordinated Notes or any other Indebtedness of the Company or any of its Subsidiaries consisting of debt securities issued pursuant to one or more public offerings or private offerings exempt from registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

              "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

              "UCC": the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

              "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1998 Revision), International Chamber of Commerce Publication No. 500 (or any successor publication), as the same may be amended from time to time.

              "Unmatured Surviving Obligations": at any date, contingent indemnification or expense reimbursement claims which are then due and payable or with respect to which no demand has been made.

              "Unreimbursed Amount" as defined in Section 4.6(b).

              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                   (b) As used herein and in any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

                   (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                   (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF TRANCHE B TERM LOAN COMMITMENTS

              2.1 Tranche B Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each, a "Tranche B Term Loan") in Dollars to the

Company on the Amendment Effective Date in an aggregate amount not to exceed the Tranche B Term Loan Commitment of such Lender. The Term Loan Borrowing shall consist of Tranche B Term Loans made simultaneously by the Term Lenders in accordance with their respective Tranche B Term Loan Commitments. The Tranche B Term Loans may from time to time be (a) Eurodollar Loans or (b) ABR Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 5.1, 5.2 and 5.3; provided that, any Tranche B Term Loan made on the Amendment Effective Date shall be made as ABR Loans. The Tranche B Term Loans are not revolving in nature and any amount repaid or prepaid hereunder may not be reborrowed.

              2.2 Repayment of Tranche B Term Loan. The Company shall repay the Tranche B Term Loans in 23 consecutive quarterly installments on the last day of each fiscal quarter, commencing on December 31, 2006, in equal amounts of 0.25% of the outstanding principal amount of the Tranche B Term Loans made to the Company by the Term Lenders pursuant to Section 2.1 above. Any remaining principal amount of the Tranche B Term Loans will be due and payable on the Tranche B Term Loan Maturity Date.

              2.3 Proceeds of Tranche B Term Loans. The Company shall use the proceeds of the Tranche B Term Loans to (i) repay amounts outstanding under the Original Credit Agreement and (ii) finance (A) Permitted Acquisitions and (B) other general corporate purposes of the Company or any of its Subsidiaries.

              SECTION 3. AMOUNT AND TERMS OF INCREMENTAL TERM LOAN

              3.1 Requests for Additional Loans. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Amendment Effective Date, the Company may request additional Term Loan Commitments (each an "Additional Term Commitment" or "Additional Commitment" and all of them, collectively, the "Additional Term Commitments") in an aggregate principal amount not to exceed $75,000,000.00. Any loans made in respect of any such Additional Term Loan Commitments (the "Additional Term Loans") may be made, at the option of the Company, by either (i) increasing the Tranche B Term Loan Commitments with the same terms (including pricing) as the existing Tranche B Term Loans, or (ii) creating a new tranche of terms loans (an "Additional Term Loan Tranche"); provided that any Additional Term Loan Tranche (x) shall have a final maturity on or after the stated Tranche B Term Loan Maturity Date and (y) if such Additional Term Loans are not Tranche B Term Loans, such Additional Term Loans shall have prepayment events not more restrictive than the Tranche B Term Loans.

              3.2 Ranking and Other Provisions. The Additional Term Loans (i) shall rank pari passu or junior in right of payment and in respect of lien priority as to the Collateral with the Obligations in respect of the Revolving Commitments and the outstanding Tranche B Term Loans, (ii) shall not have a weighted average life that is shorter than the weighted average life of the outstanding Tranche B Term Loans, (iii) shall not mature earlier than the Tranche B Term Loan Maturity Date and (iv) except as set forth in this Agreement, shall be treated substantially the same as (and in any event no more favorably than) the outstanding Tranche B Term Loans, provided that, without the consent of the Required Lenders, if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Additional Term Loans) relating to any Additional Term Loan exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the outstanding Tranche B Term Loans) relating to the outstanding Tranche B Term Loans immediately prior to the effectiveness of the applicable Additional Facility Amendment by more than 0.50%, the Applicable Rate relating to the outstanding Tranche B Term Loans shall be adjusted to be equal to the Applicable Rate for such Additional Term Loan (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Additional Term Loans) and if the prepayment fee (if any) required to be paid upon repayment of any Additional Term Loan exceeds the prepayment fee (if any) required to be paid upon repayment of the outstanding Tranche B Term Loans, the prepayment fee (if any) required to be paid upon repayment of the outstanding Tranche B Term Loans shall be adjusted to be equal to the prepayment fee required to be paid upon repayment of such Additional Term Loan. Unless otherwise agreed to by the Administrative Agent and the Additional Lenders, the Company shall repay the Additional Term Loans in consecutive quarterly installments on the last day of each fiscal quarter, commencing on the last day of the first fiscal quarter after the Additional Facility Closing Date, in equal amounts of 0.25% of the outstanding principal amount of the Additional Term Loans made to the Company by the Additional Term Lenders. Any remaining principal amount of the Additional Term Loans will be due and payable on the maturity date of the Additional Term Loans. The proceeds of any Additional Term Loans will be used only for purposes permitted for Tranche B Term Loans under
Section 2.3.

              3.3 Notices; Lender Elections. The notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the Additional Commitments. Additional Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (any such bank or other financial institution, an "Additional Lender"), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender's or Additional Lender's, as the case may be, making such Additional Term Loans if such consent would be required under Section 12.6 for an assignment of Loans to such Lender or Additional Lender, as the case may be. No Lender shall be obligated to provide any Additional Term Loans, unless it so agrees.

              3.4 Additional Facility Amendment. Commitments in respect of any Additional Commitments shall become Commitments under this Agreement pursuant to an amendment (an "Additional Facility Amendment") to this Agreement and, as appropriate, the other Credit Documents, executed by the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Additional Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. At the time of the sending of such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Additional Commitment and, if so, whether by an amount equal to, greater than, or less than its

Commitment Percentage of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under all the Loans held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an Additional Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Additional Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

              3.5 Effective Date and Allocations. If any Additional Commitments are added in accordance with this Section 3.5, the Administrative Agent and the Company shall determine the effective date (the "Additional Commitments Effective Date") and the final allocation of such addition. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such addition and the Additional Commitments Effective Date.

              3.6 Conditions to Effectiveness of Increase. The effectiveness of any Additional Facility Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Additional Lenders, if any, be subject to the satisfaction on the date thereof (the "Additional Facility Closing Date") of each of the following conditions:

                   (i) the Administrative Agent shall have received on or prior to the Additional Facility Closing Date each of the following, each dated the Additional Facility Closing Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Additional Facility Amendment; (B) certified copies of resolutions of the Board of Directors of each Credit Party approving the execution, delivery and performance of the Additional Facility Amendment; and (C) a favorable opinion of counsel for the Credit Parties dated the Additional Facility Closing Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

                   (ii) the conditions precedent set forth in Section 7.2 shall have been satisfied both before and after giving effect to such Additional Facility Amendment and the additional Extensions of Credit provided thereby (it being understood that all references to "the obligation of any Lender to make a Loan on the occasion of any Borrowing" shall be deemed to refer to the effectiveness of the Additional Facility Amendment on the Additional Facility Closing Date,
         (ii) such increase shall be made on the terms and conditions provided for above and (iii) the Company shall be in compliance with Section 9.1 on and as of the Additional Facility Closing Date for the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 8.1(a) or (b) on a pro-forma basis both before and after giving effect to such Additional Facility Amendment and the Additional Term Loans provided thereby; and

                   (iii) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Additional Facility Amendment on the related Additional Facility Closing Date), as applicable, all fees and expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) invoiced with reasonable supporting documentation that are due and payable on or before the Additional Facility Closing Date.

              3.7 Effect of Additional Facility Amendment. On the Additional Commitments Effective Date, each Lender or Eligible Assignee which is providing an Additional Commitment (i) shall become a "Lender" for all purposes of this Agreement and the other Loan Documents, (ii) shall have, as applicable, an Additional Term Commitment which shall become a "Commitment" hereunder and (iii) in the case of an Additional Term Commitment, shall make an Additional Term Loan to the Company in a principal amount equal to such Additional Term Commitment, and such Additional Term Loan shall be a "Term Loan" for all purposes of this Agreement and the other Credit Documents.

              SECTION 4. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

              4.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender agrees to extend credit, in an aggregate amount not to exceed such Lender's Revolving Credit Commitment, to the Company from time to time on any Borrowing Date during the Revolving Credit Commitment Period by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and by making loans to the Company ("Revolving Credit Loans") from time to time. Revolving Credit Loans shall be denominated in Dollars. Notwithstanding the foregoing, in no event shall (i) any Revolving Credit Loan or Swing Line Loan be made, or any Letter of Credit be issued, if, after giving effect to such making or issuance and the use of proceeds thereof as irrevocably directed by the Company, the sum of the Aggregate Revolving Credit Extensions of Credit and the aggregate outstanding principal amount of the Swing Line Loans would exceed the aggregate Revolving Credit Commitments or if subsection 4.7 would be violated thereby or (ii) any Revolving Credit Loan or Swing Line Loan be made, or any Letter of Credit be issued, if the amount of such Loan to be made or any Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the Available Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, repaying the Revolving Credit Loans or Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the relevant Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

                   (b) Each borrowing of Revolving Credit Loans shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) the Available Revolving Credit Commitments, except that any borrowing of a Revolving Credit Loan to be used solely (x) to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans or (y) to pay the like amount of an LC Disbursement may be in the principal amount of such LC Disbursement.

              4.2 Proceeds of Revolving Credit Loans. The Company shall use the proceeds of Revolving Credit Loans solely for (a) Permitted Uses of Proceeds,
(b) making payments to the Issuing Lender to reimburse the Issuing Lender for drawings made under the Letters of Credit, and (c) repaying Swing Line Loans and Revolving Credit Loans after the Amendment Effective Date.

              4.3 Issuance of Letters of Credit. (a) The Company may from time to time during the Revolving Credit Commitment Period request any Issuing Lender to issue a Letter of Credit by delivering to the Administrative Agent at its address specified in subsection 12.2 and the Issuing Lender an L/C Application completed to the satisfaction of the Issuing Lender, together with the proposed form of the Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Company that it is for any reason unable to open such Letter of Credit, the Company may request another Lender to open such Letter of Credit upon the same terms offered to the initial Issuing Lender and if such other Lender agrees to issue such Letter of Credit each reference to the Issuing Lender for purposes of the Credit Documents shall be deemed to be a reference to such Lender. Letters of Credit shall be denominated in Dollars. The Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement for the account of the Company on the Amendment Effective Date.

                   (b) Each Letter of Credit issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its sole discretion and (ii) have an expiry date occurring not later than the earlier of (y) 365 days after the date of issuance of such Letter of Credit and (z) five days prior to the Revolving Credit Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

              4.4 Participating Interests. Effective in the case of each Letter of Credit opened by the Issuing Lender as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of the applicable Issuing Lender, such Lender's Revolving Credit Commitment Percentage of each LC Disbursement made by such Issuing Lender, in each case to the extent not reimbursed by the Company on the date due as provided in subsection 4.6, or of any reimbursement payment required to be refunded to the Company for any reason.

              4.5 Procedure for Opening Letters of Credit. Upon receipt of any L/C Application from the Company in respect of a Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent thereof. The Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, upon receipt thereof in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company; provided that no such Letter of Credit shall be issued (a) if the amount of such requested Letter of Credit, together with the sum of (i) the aggregate unpaid amount of Revolving L/C Obligations outstanding at the time of such request and (ii) the maximum aggregate amount available to be drawn under all Letters of Credit outstanding at such time, would exceed $50,000,000 or (b) if subsection 4.1 would be violated thereby.

              4.6 Payments in Respect of Letters of Credit. (a) If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in Dollars, not later than 1:00 P.M., New York City time, on the Business Day immediately following the day that the Company receives notice of such LC Disbursement; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with subsection 4.7 or 5.1 that such payment be financed with an ABR Loan or Swing Line Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Loan which is a Revolving Credit Loan or Swing Line Loan.

                   (b) If an Issuing Lender shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (a) of this subsection, then, subsection 5.7(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (a) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment. If the Company fails to make such payment when due, then the Administrative Agent shall notify the applicable Issuing Lender and each other applicable Lender of the applicable LC Disbursement (the "Unreimbursed Amount"), the payment then due from the Company in respect thereof and such Lender's Revolving Credit Commitment Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent in Dollars its Revolving Credit Commitment Percentage of the payment then due from the Company (and subsection 5.18(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from such Lender. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and the applicable Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement (other than the funding of ABR Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

                   (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Lender such other Lender's pro rata share of the Revolving L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such Revolving L/C Obligation or any payment of interest on account thereof, the Issuing Lender will distribute to such other Lender, through the Administrative Agent, its pro rata share thereof in like funds as received (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided that, in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender, through the Administrative Agent, any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

              4.7 Swing Line Commitment. (a) Subject to the terms and conditions hereof, JPMCB (in such capacity, the "Swing Line Lender") agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided that at no time may the sum of the aggregate outstanding principal amount of the Swing Line Loans and the Aggregate Revolving Credit Extensions of Credit exceed the Revolving Credit Commitments. Amounts borrowed by the Company under this subsection may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. The Swing Line Loans shall be denominated in Dollars and be ABR Loans, and shall not be entitled to be converted into Eurodollar Loans. The Company shall give JPMCB irrevocable notice (which notice must be received by JPMCB prior to 1:00 P.M., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in the minimum amount of $500,000 or a multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by JPMCB to the Company by crediting the account of the Company designated by the Company with such proceeds by 4:00 P.M., New York City time; provided that Swing Line Loans used to finance the reimbursement of an LC Disbursement as provided in subsection 4.6 shall be remitted by the Administrative Agent to the applicable Issuing Lender. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 4.2.

                   (b) JPMCB at any time in its sole and absolute discretion may, and on the fifth day (or if such day is not a Business Day, the next Business Day) after the Borrowing Date with respect to any Swing Line Loans shall, on behalf of the Company (which hereby irrevocably directs JPMCB to act on its behalf), request each Lender, including JPMCB, to make a Revolving Credit Loan (which shall be initially an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 10 shall have occurred (in which event the procedures of paragraph (c) of this subsection shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to JPMCB for the account of JPMCB at the office of JPMCB located at 270 Park Avenue, New York, New York 10017 prior to 12:00 Noon (New

York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                   (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection one of the events described in paragraph (f) of Section 10 shall have occurred, each Lender will, on the date such Loan would otherwise have been made, purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loans. Each Lender will immediately transfer to JPMCB, in Same Day Funds, the amount of its participation.

                   (d) Whenever, at any time after JPMCB has received from any Lender such Lender's participating interest in a Swing Line Loan, JPMCB receives any payment on account thereof, JPMCB will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by JPMCB is required to be returned, such Lender will return to JPMCB any portion thereof previously distributed by JPMCB to it in like funds as such payment is required to be returned by JPMCB.

              4.8 Participations. Each Lender's obligation to purchase participating interests pursuant to subsection 4.4 and clauses (b) and (c) of subsection 4.7 is absolute and unconditional as set forth in subsection 5.16.

              SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

              5.1 Procedure for Borrowing by the Company. (a) The Company may borrow under the Commitments on any Business Day. With respect to any borrowings to take place on the Amendment Effective Date, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Amendment Effective Date). With respect to any subsequent borrowings, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (i) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date in the case of a proposed borrowing of Eurodollar Loans and (ii) 11:00 A.M., New York City time, on the requested Borrowing Date if the borrowing is to be solely of ABR Loans; provided that any such notice of a borrowing of ABR Loans to finance the reimbursement of an LC Disbursement as contemplated by subsection 4.6(a) may be given not later than 1:00 P.M., New York City time, on the date of the proposed borrowing) specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or ABR Loans, or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) the amount of such borrowing to be constituted by Revolving Credit Loans and/or Additional Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender (which notice shall in any event be delivered to each Lender by 3:00 P.M., New York City time, on such date or, in the case of Loans to be made on the Amendment

Effective Date, promptly following receipt thereof by the Administrative Agent). Not later than 12:00 Noon, New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 12.2 (or at such other location as the Administrative Agent may direct) in Dollars an amount in Same Day Funds equal to the amount of the Loan to be made by such Lender. Subject to subsection 4.7(b) and any irrevocable direction of the Company pursuant to subsection 4.1(a), loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated by the Company, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent; provided that Revolving Credit Loans made to finance the reimbursement of an L/C Disbursement as provided in subsection 4.6 shall be remitted by the Administrative Agent to the applicable Issuing Lender.

                   (b) Any borrowing of Eurodollar Loans by the Company hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) except as provided in subsection 4.1(b), the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) no more than ten Interest Periods shall be in effect at any one time with respect to Eurodollar Loans.

              5.2 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan and Swingline Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 10) and (ii) the principal amount of the Tranche B Term Loans of each Term Lender, in accordance with the applicable amortization schedule set forth in subsection 2.2 (or the then unpaid principal amount of such Tranche B Term Loans, on the date that any or all of the Tranche B Term Loans become due and payable pursuant to Section 10). The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.7.

                   (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                   (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

                   (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 5.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to such Company by such Lender in accordance with the terms of this Agreement.

              5.3 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans into ABR Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least three Business Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert all or a portion of the ABR Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 1:00 P.M., New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 5.3, the Administrative Agent shall promptly, but in any event by 3:00 P.M., New York City time, notify each Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

                   (b) So long as no Default or Event of Default has occurred and is continuing, the Company may elect from time to time to continue Eurodollar Loans upon the expiration of the then current Interest Period with respect to such Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 1:00 P.M., New York City time, at least three Business Days prior to the end of such Interest Period, in each case specifying the new Interest Period selected therefor, provided that any such continuation shall only be made on the last day of an Interest Period with respect thereto. So long as no Default or Event of Default has occurred and is continuing, such continuation shall become effective on the last day of such Interest Period. If the Company fails to timely deliver such notice with respect to a Eurodollar Loan, such Eurodollar Loan shall be continued into a Eurodollar Loan with a one month Interest Period on the last day of such Interest Period.

              5.4 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or, from time to time, reduce the Revolving Credit Commitments subject to the provisions of this subsection 5.4. To the extent, if any, that the sum of the Revolving Credit Loans, Swing Line Loans, and Revolving L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Revolving L/C Obligations then outstanding, and last, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and Revolving L/C Obligations then outstanding and by cash collateralization of any outstanding Letter of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a "Letter of Credit", as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such Revolving L/C Obligations) but the Letter of Credit fees payable under subsection 5.11 shall continue to accrue to the Issuing Lender (or, in the event of any such automatic reinstatement, as provided in subsection 5.11) with respect to such Letter of Credit until the expiry thereof.

                   (b) Interest accrued on the amount of any partial prepayment pursuant to this subsection 5.4 to the date of such partial prepayment shall be paid on the Interest Payment Date next succeeding the date of such partial prepayment. In the case of the termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

              5.5 Optional Prepayments. The Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Administrative Agent in the case of ABR Loans and two Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and specifying the date and amount of prepayment; provided that Eurodollar Loans prepaid on other than the last day of any Interest Period with respect thereto shall be prepaid subject to the provisions of subsection 5.21. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Accrued interest on the amount of any Loans paid in full pursuant to this subsection 5.5 shall be paid on the date of such prepayment. Accrued interest on the amount of any partial prepayment shall be paid on the Interest Payment Date next succeeding the date of such partial prepayment. Partial prepayments shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000 or a whole multiple of $500,000 in excess thereof and (B) the aggregate unpaid principal amount of the applicable Loans, as the case may be. Any amount prepaid on account of Term Loans may not be reborrowed. Partial prepayments of the Tranche B Term Loans pursuant to this subsection 5.5 shall be applied as set forth in section 5.6.

              5.6 Mandatory Prepayments.

                   (a) Subject to the provisions of paragraphs (c), (d), and (e) below, following any issuance of debt obligations or preferred stock of the Company or any of its Subsidiaries (other than Indebtedness of the Company or any of its Subsidiaries permitted to be issued under subsection 9.2), an amount equal to 100% of the Net Proceeds of such debt or preferred stock issuance shall, unless the Company and the Required Lenders otherwise agree, be applied by the Company on the date of receipt thereof to the prepayment of the Term Loans.

                   (b) (i) Subject to paragraphs (c), (d), and (e) below, following the consummation of any Asset Sale by the Company or any of its Subsidiaries, in the case of cash proceeds, and following receipt of cash proceeds representing payments under notes or other securities received in connection with any non-cash consideration obtained in connection with such Asset Sale, an amount equal to 100% of the Net Proceeds of such Asset Sale shall, unless the Company and the Required Lenders otherwise agree, be applied by the Company on the date of receipt thereof to the prepayment of the Term Loans. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and shall be continuing at the time of such Asset Sale or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent that within 360 days of receipt of such proceeds, they have neither been reinvested in productive assets of a kind then used or usable in the business of the Company and its Subsidiaries nor contractually committed (and any such proceeds not applied to such contractual commitments at the time required shall be deemed to be Net Proceeds to be applied as set forth in this subsection) to be used for such purposes, at which time all such proceeds shall be deemed to be Net Proceeds.

                   (ii) Subject to paragraphs (c), (d), and (e), if for any fiscal year of the Company, commencing with its fiscal year ending on December 31, 2006, (A) there shall be Excess Cash Flow for such fiscal year, and (B) the Secured Leverage Ratio as of the last day of such fiscal year was greater than or equal to 2.5 to 1, then, on or prior to April 30 of the following fiscal year, an amount equal to 50% of such Excess Cash Flow shall be applied, to the prepayment of the Term Loans.

                   (iii) Upon Condemnation Awards or Insurance Proceeds in an amount equal to $2,000,000.00 or more in respect of any event or series of related events being received by or paid to or for the account of the Company or any of its Subsidiaries (other than the first $5,000,000.00 in Condemnation Awards or Insurance Proceeds received by the Company in any fiscal year), and not otherwise included in Section 5.6(a), the Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Condemnation Awards and/or Insurance Proceeds received therefrom immediately upon receipt thereof by the Company or such Subsidiary; provided, however, that with respect to any Insurance Proceeds or Condemnation Awards which constitute Reinvestment Funds, at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of receipt of such Insurance Proceeds or Condemnation Awards), and so long as no Default shall have occurred and be continuing and such funds satisfy the requirements of the definition of "Reinvestment Funds", the Company or such Subsidiary may apply within 364 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that any cash proceeds not so applied or which fail to satisfy the requirements of the definition of "Reinvestment Funds" shall be immediately applied to the prepayment of the Term Loans.

                   (c) Partial prepayments of the Term Loans pursuant to subsection 5.5 or 5.6 shall be applied to the next four quarterly installments, and then to the remaining installments on a pro rata basis, in each case pro rata as between the Tranche B Term Loans and the Additional Term Loans, if any.

                   (d) Upon receipt by the Company or any of its Subsidiaries of the amounts required to be paid pursuant to clause (i) of paragraph (b) above from any Asset Sale consisting of the sale of shares of capital stock of any Subsidiary of the Company (or, upon receipt by the Company or its Subsidiaries of such amounts as are permitted to be retained in accordance with clause (e) of this subsection 5.6), (1) the Administrative Agent shall release to the Company, without representation, warranty or recourse, express or implied, those of such shares of capital stock of such Subsidiary held by it as Pledged Stock (as defined in the Company Pledge Agreement) and (2) the Agents and the Lenders will, upon the request of the Company, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such release.

                   (e) In the event and on such occasion that the Aggregate Revolving Credit Extensions of Credit and Swing Line Loans exceed the aggregate Revolving Credit Commitments, the Company shall prepay Revolving Credit Loans or Swing Line Loans (or, if no such Loans are outstanding, deposit cash collateral in an account with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent) in an aggregate amount equal to such excess.

                   (f) The Company shall give the Administrative Agent (which shall promptly notify each Lender) notice as specified in subsection 5.5 of each prepayment pursuant to subsection 5.5 setting forth the date and amount thereof. Prepayments of Eurodollar Loans pursuant to this subsection 5.6, if not on the last day of the Interest Period with respect thereto, shall, at the Company's option, as long as no Default or Event of Default has occurred and is continuing, be prepaid subject to the provisions of subsection 5.21 or such prepayment (after application to any ABR Loans, in the case of prepayments by the Company) shall be deposited with the Collateral Agent as cash collateral for such Eurodollar Loans on terms reasonably satisfactory to the Collateral Agent and thereafter shall be applied to the prepayment of the Eurodollar Loans on the last day of the respective Interest Periods for such Eurodollar Loans next ending most closely to the date of receipt of such Net Proceeds, Insurance Proceeds or Condemnation Awards, as applicable. After such application, any remaining interest earned on such cash collateral shall be paid to the Company.

                   (g) Upon the Revolving Credit Termination Date the Company shall, with respect to each then outstanding Letter of Credit, if any, either
(i) cause such Letter of Credit to be cancelled without such Letter of Credit being drawn upon or (ii) collateralize the Revolving L/C Obligations with respect to such Letter of Credit with a letter of credit issued by banks or a bank satisfactory to the Administrative Agent on terms satisfactory to the Administrative Agent.

              5.7 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                   (b) ABR Loans shall bear interest for the period from and including the date thereof until maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the ABR plus the Applicable Margin.

                   (c) (i) If all or a portion of (A) the principal amount of any of the Loans or (B) any interest payable thereon (or fees hereunder) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, and (ii) if any Default or Event of Default described in subsection 10(f) shall occur, all outstanding Obligations shall, in each case, without limiting the rights of the Lenders under Section 10, bear interest at a rate per annum which is (A) in the case of overdue principal, 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection (provided that for all purposes of determining the Applicable Margin for purposes of this clause (c), the Applicable Level shall be deemed to be Level 1) or (B) in the case of overdue interest and fees, 2% above the rate described in paragraph (b) of this subsection for Revolving Credit Loans which are ABR Loans (provided that for all purposes of determining the Applicable Margin purposes of this paragraph (c), the Applicable Level shall be deemed to be Level 1), in each case from the date of such nonpayment or Event of Default, as applicable, until such amount is paid in full (as well after as before judgment).

                   (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand by the Administrative Agent made at the request of the Required Lenders.

              5.8 Computation of Interest and Fees. (a) Interest in respect of ABR Loans at any time the ABR is calculated based on the Prime Rate and all fees hereunder shall be calculated on the basis of a 365 or 366, as the case may be, day year for the actual days elapsed. Interest in respect of Eurodollar Loans and ABR Loans at any time the ABR is not calculated based on the Prime Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

                   (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

              5.9 Commitment Fees.

                   (a) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in Dollars from and including the Amendment Effective Date until the date on which the Applicable Level is determined for the fiscal quarter ending December 31, 2006, on such Lender's Available Revolving Credit Commitment outstanding from time to time, at a rate per annum for each day during the period for which payment is made equal to ..375%. Thereafter, the Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in Dollars on such Lender's Available Revolving Credit Commitments outstanding from time to time, at a rate per annum for each day during the period for which payment is made, equal to the rate per annum set forth below opposite the Applicable Level in effect on such day:

Level 1:  .500%
Level 2:  .375%
Level 3:  .375%
Level 4:  .300%


                   (b) The commitment fee provided for in this subsection 5.9 shall be payable quarterly in arrears on the last day of each fiscal quarter ending after the Amendment Effective Date and on the Revolving Credit Termination Date with respect to the Available Revolving Credit Commitments.

              5.10 Certain Fees. The Company agrees to pay to the Administrative Agent for its own account a non-refundable agent's fee in the amount and payable on such dates as provided in the Administrative Agency Fee Letter (as the same may be amended, supplemented, and restated or otherwise modified from time to time).

              5.11 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Letters of Credit (other than standard administrative issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent a Letter of Credit fee in Dollars, for the account of the Issuing Lender and the Participating Lenders, on the daily outstanding amount available to be drawn under each Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans in effect on such day, whether or not there are any such Eurodollar Loans outstanding at such time, payable in arrears, on the last day of each fiscal quarter of the Company and on the Revolving Credit Termination Date.

              In addition, the Company shall pay to the Issuing Lender with respect to each Letter of Credit, in arrears on the last day of each fiscal quarter of the Company and on the Revolving Credit Termination Date with respect to the Revolving Credit Commitments, a fee in Dollars to be agreed with the applicable Issuing Lender but not greater than 1/8 of 1% per annum on the average outstanding amount available to be drawn under such Letter of Credit, solely for its own account as Issuing Lender of such Letter of Credit and not on account of its L/C Participating Interest therein.

                   (b) In connection with any payment of fees pursuant to this subsection 5.11, the Administrative Agent agrees to provide to the Company a statement of any such fees so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

              5.12 Letter of Credit Reserves. (a) If any Change in Law after the date of this Agreement shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Credit ABR Loans. A certificate submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                   (b) In the event that at any time after the date hereof any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. If the Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection 5.12(b), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                   (c) The Company agrees that the provisions of the foregoing paragraphs (a) and (b) and the provisions of each L/C Application providing for reimbursement or payment to the Issuing Lender in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or any corporation controlling such Participating Lender.

              5.13 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender to effect more fully the purposes of this Agreement and the issuance of Letters of Credit hereunder. The Company further agrees to execute any and all instruments reasonably requested by the Issuing Lender in connection with the obtaining and/or maintaining of any insurance coverage applicable to any Letters of Credit.

              5.14 Obligations Absolute. The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                   (i) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Agent or any Lender, or any other Person, whether in connection with this Agreement, the Related Documents, any Credit Documents, the transactions contemplated herein, or any unrelated transaction;

                   (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iii) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

                   (iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

              5.15 Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 12.6) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender. Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior written consent of the Issuing Lender.

              5.16 Participations. Each Lender's obligation to purchase participating interests pursuant to subsections 4.4 and 4.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise)

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                                                                              47


of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

              5.17 Inability to Determine Interest Rate for Eurodollar Loans. In the event that (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank Eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of ABR Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, (b) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate determined or to be determined for any Interest Period will not adequately and fairly reflect the cost to Lenders constituting the Required Lenders of making or maintaining their affected Eurodollar Loans during such Interest Period by reason of circumstances affecting the interbank Eurodollar market generally or (c) deposits in Dollars in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not available to any of the Lenders in their respective Eurodollar Lending Offices' interbank Eurodollar market, the Administrative Agent shall forthwith give notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given, (i) any requested Eurodollar Loans shall be made in Dollars as ABR Loans, (ii) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no ABR Loans shall be converted to Eurodollar Loans.

              5.18 Pro Rata Treatment and Payments. (a) Each borrowing of any Loans (other than Swing Line Loans) by the Company from the Lenders, each payment by the Company on account of any fee hereunder (other than as set forth in subsections 5.10 and 5.11) and any reduction of the Revolving Credit Commitments, Tranche B Term Loan Commitments, or Additional Term Loan Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on the Loans (other than Swing Line Loans and other than as set forth in subsections 5.6, 5.19, 5.20 and 5.21) shall be made pro rata according to the relevant Commitment Percentages of the Lenders. All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in Same Day Funds. The Administrative Agent shall promptly distribute such payments ratably to each Lender in like funds as received to the extent required by this Agreement. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity

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                                                                              48


thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. All payments hereunder shall be made in Dollars.

                   (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its relevant Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with subsection 5.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's relevant Commitment Percentage of such borrowing, times
(iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 5.18(b) shall be conclusive, absent manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Company without prejudice to any rights which the Company or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 5.18(b) shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                   (c) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                   (d) All payments and prepayments (other than mandatory prepayments as set forth in subsection 5.6 and other than prepayments as set forth in subsection 5.20 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000.00 in excess thereof.

              5.19 Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof occurring after the Amendment Effective Date shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of ABR Loans into Eurodollar Loans shall forthwith be cancelled and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall, if required by law and if such Lender so requests, be converted automatically to ABR Loans on the date specified by such Lender in such request. To the extent that such affected Eurodollar Loans are converted into ABR Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's ABR Loans. The Company hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this subsection 5.19 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder (such Lender's notice of such costs, as certified to the Company through the Administrative Agent, to be conclusive absent manifest error).

              5.20 Requirements of Law. (a) In the event that, at any time after the date hereof, the adoption of any Requirement of Law, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                   (i) does or shall subject any Agent or Lender (or its Lending Office) to any fee of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of imposition of any such fee;

                   (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                   (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company, shall promptly pay such Lender, on demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as determined by such Lender with respect to such Eurodollar Loans together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin for Revolving Credit Loans which are ABR Loans.

                   (b) In the event that at any time after the date hereof any Change in Law with respect to any Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or

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                                                                              50


such corporation's policies, as the case may be, with respect to capital adequacy), then from time to time following notice by such Lender to the Company of such Change in Law as provided in paragraph (c) of this subsection 5.20, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

                   (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 5.20, it shall promptly notify the Company through the Administrative Agent, of the event by reason of which it has become so entitled. The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 5.20 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 180 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 5.20, the Company at any time thereafter may, upon at least two Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 5.21, prepay or convert into ABR Loans all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 5.20 with respect to such Lender, it will, if requested by the Company, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Lending Office); provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender has notified the Company, through the Administrative Agent, of any increased costs pursuant to paragraph (b) of this subsection 5.20, the Company at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lender thereof), and subject to subsection 5.21, reduce or terminate the Revolving Credit Commitments in accordance with subsection 5.4.

                   (d) A certificate submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The covenants contained in this subsection 5.20 shall survive the termination of this Agreement and repayment of the outstanding Loans.

                   (e) Notwithstanding anything to the contrary herein, this
Section 5.20 shall not apply to any Taxes which shall be governed solely by
Section 5.23.

              5.21 Indemnity. The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, (b) default by the Company in making a borrowing of Eurodollar Loans after the Company has given a notice in accordance with subsection 5.1 or in making a conversion of ABR Loans to Eurodollar Loans after the Company has given notice in accordance with subsection 5.3 or in continuing Eurodollar Loans for an additional Interest Period after the Company has given a notice in accordance with clause (b) of the definition of Interest Period, (c) default by the Company in making any prepayment of Eurodollar Loans after the Company has given a notice in accordance with subsection 5.5, or (d) a payment or prepayment of a Eurodollar Loan or conversion of any Eurodollar Loan into an ABR Loan, in either case on a day which is not the last day of an Interest Period with respect thereto; in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations. The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 5.21 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 180 days after the date on which such Lender became entitled to claim such amounts.

              5.22 Non-Funding Lenders. In the event any Lender (i) is a Non-Funding Lender, (ii) exercises its rights pursuant to Section 5.19 or (iii) requests payments pursuant to Section 5.20 or 5.23, the Company may require, at the Company's expense and subject to Section 5.21, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 12.6) all of its interests, rights and obligations hereunder (including all of its Revolving Commitments and the Loans and other amounts at the time owing to it hereunder and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company; provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent (and, in the case of an assignment of a Revolving Commitment, of the Issuing Lender and Swing Line Lender), which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender all monies other than principal owing hereunder to it and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

              5.23 Taxes.

                   (a) Any and all payments by or on account of any obligation of the Company hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required by applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

                   (b) Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.


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                                                                              52


                   (c) The Company shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 20 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (which demand shall be made within 120 days of the earlier of (x) if the Administrative Agent, such Lender or the Issuing Lender received written notice from a Governmental Authority demanding payment of such Indemnified Taxes or Other Taxes, the date the Administrative Agent, such Lender or the Issuing Lender received such written notice or (y) the date the Administrative Agent, such Lender or the Issuing Lender filed a tax return on which such Indemnified Taxes or Other Taxes is reflected). A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                   (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                   (e) (i) Each Lender, if requested by the Company or the Administrative Agent, shall deliver documentation prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

                   (ii) Each Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                        (w) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

                        (x) duly completed copies of Internal Revenue Service Form W-8ECI (or successor form);

                        (y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (I) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (II) a "10 percent shareholder" of the Company within the meaning of section

881(c)(3)(B) of the Code, or (III) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form); or

                        (z) any other form prescribed by applicable Laws (including Internal Revenue Service Form W-8IMY) as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

                   (iii) Each Lender shall deliver to the Company and the Administrative Agent such additional duly completed forms, certificates or documentation described in this subsection (e) which such Lender is legally entitled to so deliver prior to the expiration or obsolescence of any such forms, certificates or documentation previously delivered by it pursuant to this subsection (e). Further, each Lender shall promptly notify the Company and the Administrative Agent if it is no longer able to deliver, or it is required to withdraw or change the information on, any form, certificate or documentation previously delivered by it pursuant to this subsection (e) and such Lender shall deliver to the Company and the Administrative Agent such additional duly completed forms, certificates or documentation described in this subsection (e) which such Lender is legally entitled to so deliver.

                   (f) Any Lender claiming additional amounts payable pursuant to this Section 5.23 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if, in the reasonable judgment of such Lender, the making of such change (i) would eliminate or reduce any such additional amounts payable to such Lender in the future and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender.

                   (g) If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 5.23, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 5.23 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender if the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This subsection
(g) shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.


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                                                                              54


              SECTION 6. REPRESENTATIONS AND WARRANTIES.

              In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lenders to issue, and the Participating Lenders to participate in, the Letters of Credit, the Company hereby represents and warrants to each Lender and each Agent, on and as of the Amendment Effective Date and on the date of each Loan made or Letter of Credit issued thereafter, that:

              6.1 Corporate Existence; Compliance with Law. Each Credit Party and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to have such power, authority, or rights could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law (including, without limitation, occupational safety and health, health care, pension, certificate of need, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or legally enforceable standards of conduct concerning, any Materials of Environmental Concern, the Patriot Act, and any and all anti-terrorism laws), except to the extent that the failure to comply therewith could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

              6.2 Corporate Power; Authorization. Each Credit Party has the corporate power and authority and the legal right to make, deliver and perform the Credit Documents to which it is a party; the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in case of the Company, to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of any Credit Document to the extent that it is a party thereto, other than any such consent or authorization which has been obtained or filing which has been made to the extent required hereunder, or the failure of which to obtain could have a Material Adverse Effect.

              6.3 Enforceable Obligations. Each of the Credit Documents has been duly executed and delivered on behalf of each Credit Party party thereto and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws

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                                                                              55


affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              6.4 No Conflict With Law or Contractual Obligations. The performance of each Credit Document, and the use of the proceeds of the Loans and of drawings under the Letters of Credit will not violate any Requirement of Law or any material Contractual Obligation applicable to or binding upon any Credit Party, any of its Subsidiaries or any of its properties or assets, and will not result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Liens created pursuant to the Credit Documents) on any of its or their respective properties or assets pursuant to any Requirement of Law applicable to it or them, as the case may be, or any of its or their Contractual Obligations, except, in the case of any Contractual Obligations, for any such violations which could not reasonably be expected to have a Material Adverse Effect.

              6.5 No Material Litigation. No litigation or investigation or proceeding of or by any Governmental Authority or any other Person is pending or has been overtly threatened against any Credit Party or any of its Subsidiaries,
(a) with respect to the validity, binding effect or enforceability of any Credit Document, or with respect to the Loans made hereunder, the use of proceeds thereof or of any drawings under a Letter of Credit, and the other transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

              6.6 Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

              6.7 Federal Reserve Regulations. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used to "purchase" or "carry" "margin stock" within the meaning of Regulation U of the Board or for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

              6.8 No Default. Neither the Company nor any of its Subsidiaries is in default in the payment or performance of any of its or their Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which could reasonably be expected to have a Material Adverse Effect, and no such order, award or decree could reasonably be expected to materially adversely affect the ability of the Company and its Subsidiaries taken as a whole to carry on their businesses as presently conducted or the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.


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                                                                              56


              6.9 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all Federal and all other material tax returns which are required to have been filed, and has paid all material Taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and all other material Taxes imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Company or its Subsidiaries, as the case may be); and no claims are being asserted in writing with respect to any such material Taxes (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Company or its Subsidiaries, as the case may be).

              6.10 Subsidiaries. The Subsidiaries of the Company listed on
Schedule 6.10(a) constitute all of the Domestic Subsidiaries of the Company and the Subsidiaries listed on Schedule 6.10(b) constitute all of the Foreign Subsidiaries of the Company, in each case, as of the Amendment Effective Date.

              6.11 Ownership of Property; Liens. Except as set forth in Schedule 6.11, the Company and each of its Subsidiaries has valid and subsisting Leasehold interests in all its respective material Real Property, and good title to or valid and subsisting Leasehold interests in all of its respective material other property, except, in each case, as such failure to have good and valid title or valid and subsisting Leasehold interests could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject, except as permitted hereunder, to any Lien (including, without limitation, and subject to subsection 9.3 hereof, Federal, state and other Tax liens).

              6.12 ERISA. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred during the five years preceding each date on which this representation is made or deemed made with respect to any Single Employer Plan in any case the consequences of which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or a Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the most recent annual valuation date in respect of each such Plan, exceed the fair market value of the assets of the Plan (including for these purposes accrued but unpaid contributions) allocable to such benefits by an amount that could reasonably be expected to have a Material Adverse Effect. The liability to which the Company would become subject under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof could not reasonably be expected to have a Material Adverse Effect. No Multiemployer Plan is either in Reorganization or Insolvent in any case the consequences of which could reasonably be expected to have a Material Adverse Effect.

              6.13 Environmental Matters.


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                                                                              57


                   (a) The Properties do not contain any Materials of Environmental Concern in concentrations which constitute a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

                   (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, except for failure to be in compliance that could not reasonably be expected to have a Material Adverse Effect, and there is no contamination at, under or about the Properties that could reasonably be expected to have a Material Adverse Effect.

                   (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Properties that could reasonably be expected to have a Material Adverse Effect, nor does the Company have knowledge that any such action is being contemplated, considered or threatened.

                   (d) There are no judicial proceedings or governmental or administrative actions pending or threatened under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties that could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Properties that could reasonably be expected to have a Material Adverse Effect.

              6.14 Accuracy and Completeness of Financial Statements.

                   (a) (i) The audited consolidated balance sheet of the Company and its Subsidiaries at December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche, LLP and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2006, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal periods ended on such date, fairly present in all material respects (except, with respect to interim reports, for year-end adjustments and absence of detailed footnote disclosures) the consolidated financial position of the Company and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal periods then ended and, in the case of the statements referred to in the foregoing clause (ii), the portion of the fiscal year through such date, in each case, in accordance with GAAP consistently applied throughout the periods involved (except as noted therein).

                   (b) The Projections delivered pursuant to section 7.1(b) hereof were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's estimate of its future financial condition and performance.

              6.15 Absence of Undisclosed Liabilities. Except as reflected in the consolidated balance sheet of the Company as of June 30, 2006 and except for the Loans incurred on the Amendment Effective Date, neither the Company nor any of its Subsidiaries has

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                                                                              58


or is subject to any liabilities (absolute, accrued, contingent or otherwise), except liabilities or obligations which could not, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect.

              6.16 No Material Adverse Change. Since December 31, 2005, there has not been any event, occurrence, fact, condition, change, development or effect which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

              6.17 Solvency. The Company is, individually and together with its Subsidiaries on a consolidated basis, Solvent. No Credit Party intends to, nor will it permit any of its Subsidiaries to, nor does it believe that it or any of its Subsidiaries has or will incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

              6.18 Intellectual Property. The Company and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              6.19 Creation and Perfection of Security Interests.

                   (i) Article 9 Collateral. Each of the Security Agreement and the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, each of the Security Agreement and the Pledge Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

                   (ii) Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement, the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks,

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                                                                              59


         copyrights, licenses and other intellectual property rights covered in such Assignments, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Credit Parties after the Amendment Effective Date).

                   (iii) Status of Liens. The Collateral Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be affected by Permitted Liens. As of the Amendment Effective Date, no filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 4.01 to the Security Agreement, and all such listed filings and recordings have been made.

                   (iv) After giving effect to this Agreement, the amendment and restatement of the Original Credit Agreement as contemplated hereby does not impair the validity, effectiveness or priority of the Liens granted pursuant to any Collateral Documents, and such Liens continue unimpaired with the same priority to secure repayment of all the Obligations, whether heretofore or hereafter incurred. The amendment and restatement of the Original Credit Agreement as contemplated hereby does not require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. The position of the Secured Parties with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Collateral Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Collateral Documents have not been adversely affected in any material respect by the amendment and restatement of the Original Credit Agreement effected pursuant to this Agreement or by the execution, delivery, performance or effectiveness of this Agreement.

              6.20 Accuracy and Completeness of Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


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                                                                              60


              SECTION 7. CONDITIONS PRECEDENT

              7.1 Conditions to Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Lender to make its Loans on the Amendment Effective Date and the obligation of the Issuing Lenders to issue any Letter of Credit on the Amendment Effective Date are subject to the satisfaction, or waiver by the Lenders immediately prior to or concurrently with the making of such Loans or the issuance of such Letter of Credit, as the case may be, of the following conditions precedent (which must be satisfied or waived on or prior to August 31, 2006):

                   (a) Agreement. The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it or telecopy or other written confirmation from such party of execution of a counterpart hereof of such party).

                   (b) Financial Information. The Initial Lenders shall have received (i) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company for each fiscal quarter of the current fiscal year ending more than 40 days prior to the Amendment Effective Date and for the comparable periods of the fiscal year ending December 31, 2005 (with respect to which the Company's independent auditors, Deloitte & Touche, LLP, shall have performed an SAS 100 review); and
(ii) forecast (the "Projections") of the financial performance of the Company and its subsidiaries (x) on an annual basis, through 2011 and (y) on a quarterly basis, through 2007 satisfactory to the Initial Lenders. The financial statements referred to in clause (i) shall be prepared in accordance with GAAP.

                   (c) Acknowledgement Agreements. The Administrative Agent shall have received the Acknowledgement Agreement duly executed and delivered by a duly authorized officer of the Company.

                   (d) Legal Opinions. The Administrative Agent shall have received, dated the Amendment Effective Date and addressed to the Administrative Agent, the Collateral Agent, and the Lenders, opinions of (i) Shearman & Sterling LLP, New York counsel to the Company and (ii) Edmund J. Moriarty, general counsel to the Company, each in form and substance reasonably satisfactory to the Administrative Agent. Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

                   (e) Closing Certificates. The Administrative Agent shall have received Closing Certificate of the Company dated the Amendment Effective Date, substantially in the form of Exhibits B-1 and B-2 hereto, respectively, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent and its counsel, executed by (i) the President or any Vice President and (ii) the Secretary or any Assistant Secretary of the Company.

                   (f) Fees. The Administrative Agent shall have received for the account of the Lenders, or for its own account, as the case may be, all fees (including the fees referred to in

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                                                                              61


subsection 5.10) payable to the Lenders and the Administrative Agent on or prior to the Amendment Effective Date, including all costs, fees, expenses (including, without limitation, reasonable fees of one legal counsel to the Initial Lenders and one local counsel in each appropriate jurisdiction) and other compensation payable to the Lenders, the Joint Lead Arrangers, the Initial Lenders, the Administrative Agent and the Collateral Agent, including any and all Fees pursuant to (i) the Fee Letter and (ii) the Administrative Agency Fee Letter, subject to receipt of supporting documentation in reasonable detail.

                   (g) Reserved.

                   (h) Reserved.

                   (i) Organizational Documents. The Administrative Agent shall have received true and correct copies of the Organization Documents of each Credit Party, certified as to authenticity by the Secretary or Assistant Secretary of each such Credit Party.

                   (j) Corporate Documents. The Administrative Agent shall have received copies of certificates from the Secretary of State or other appropriate authority of such jurisdiction, evidencing good standing of each Credit Party in its jurisdiction of incorporation and in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                   (k) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel. Any information submitted to any of the Initial Lenders by or on behalf of the Company or any of its Subsidiaries or affiliates shall be accurate and complete in all material respects.

                   (l) Compliance with Law; Approvals. The Company and its subsidiaries, shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations. All necessary governmental approvals in connection therewith shall have been obtained and shall be in effect, other than any such approvals the absence of which would not materially impair the performance of obligations under, or in connection with, the initial borrowings to be made hereunder on the Amendment Effective Date, and the payment of fees, commissions, and expenses in connection with the foregoing.

                   (m) Regulatory Authority Information. The Company and each Subsidiary shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

                   (n) Repayment of Original Credit Agreement. On the Amendment Effective Date, all loans outstanding under the Original Credit Agreement shall have been repaid in full, together with accrued interest thereon, and all other amounts (other than contingent indemnification obligations not yet due and payable and other than the Existing Letters of Credit continued as Letters of Credit hereunder) owing pursuant to each Original Credit Agreement Loan Document (as defined in the Original Credit Agreement) shall have been repaid in full, and

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                                                                              62


the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this subsection (n) have been satisfied at such time.

              7.2 Conditions to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of each Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                   (a) Representations and Warranties. Each of the representations set forth in Section 6, or which are contained in any other Credit Document shall, to the extent already qualified by materiality, be true and correct in all respects, and, if not so already qualified, shall be true and correct in all material respects, in any case on and as of the date such Loan is made (or such Letter of Credit is issued) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                   (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made or the Letter of Credit to be issued on such Borrowing Date.

                   (c) Notice. The Administrative Agent and, if applicable, the applicable Issuing Lender or the Swing Line Lender shall have received a notice of borrowing request or credit extension in accordance with the requirements of
Section 8 hereof.

              Each borrowing by the Company hereunder and the issuance of each Letter of Credit by each Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) of this subsection 7.2 have been satisfied.

              SECTION 8. AFFIRMATIVE COVENANTS

              The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or Revolving L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender (other than Unmatured Surviving Obligations), any Agent or any Issuing Lender hereunder, it shall, and, in the case of the agreements contained in subsections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10,
8.11, and 8.12 cause each of its Subsidiaries to:

              8.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender):

                   (a) Audited Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the

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                                                                              63


scope of the audit, by certified public accountants of nationally recognized standing acceptable to the Required Lenders;

                   (b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, commencing with the quarterly period ending September 30, 2006, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer on behalf of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                   (c) Annual Budget. As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Company to which such budget relates, an annual operating budget of the Company and its Subsidiaries, on a consolidated basis, as adopted by the Board of Directors of the Company;

all financial statements shall be prepared in reasonable detail in accordance with GAAP in all material respects (provided that interim statements may be condensed and may exclude detailed footnote disclosure) applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such officer and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as such term is used in Statement of Financial Accounting Standards No. 144) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period). In the event the Company changes its accounting methods because of changes in GAAP, the Company shall also provide, if necessary for the determination of compliance with this Section, Sections 5.6, 8.2, 9.1, 9.7, 9.9, and 9.12, a statement of reconciliation conforming such financial statements to GAAP.

              8.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender):

                   (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 8.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements that there is no Default or Event of Default under any financial covenants hereunder, except as specified in such letter;

                   (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a certificate of a Responsible Officer on behalf of the Company (i) stating that, to the best of such officer's knowledge, the Company and its Subsidiaries have observed or performed all of its covenants and other agreements, and satisfied every applicable condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or

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                                                                              64


Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of subsection 9.1, clauses (f) and (h) of subsection 9.2, clause (b) of subsection 9.4, clauses (a), (b) and (k) of subsection 9.7, subsection 9.8, clause (b) of subsection 9.9, and subsection 9.12, (iii) showing in detail as of the end of the related fiscal period for purposes of calculating the Applicable Level the ratio of Consolidated Total Indebtedness to Consolidated EBITDA and the calculations supporting such statement and if applicable, stating the Applicable Margin payable as a result of such ratio, (iv) showing in detail as of the end of the related fiscal period for purposes of calculating the Secured Leverage Ratio the ratio of Consolidated Total Secured Indebtedness to Consolidated EBITDA and the calculations supporting such statement, (v) if not specified in the financial statements delivered pursuant to subsection 8.1, specifying on a consolidated basis the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period, (vi) listing all Indebtedness (other than Indebtedness hereunder) in each case incurred since the date of the previous consolidated balance sheet of the Company delivered pursuant to subsection 8.1(a) or (b) and
(vii) setting forth in reasonable detail the reconciliation of Consolidated EBITDA to Consolidated Net Income of the Company;

                   (c) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company made by such accountants;

                   (d) promptly, after the furnishing thereof, copies of any statement or report furnished to holders generally of any debt securities constituting Material Indebtedness of the Company or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.1 or any other clause of this Section 8.2 and not otherwise filed with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

                   (e) promptly, such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

Information required to be delivered pursuant to subsection 8.1 or 8.2 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on an IntraLinks or similar site to which each Lender has been granted access. Information delivered pursuant to subsection 8.1 or 8.2 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

              8.3 Payment of Other Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be and (b) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days (or any longer period if longer payment terms are accepted in the ordinary course of

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                                                                              65


business) or, if overdue for more than 60 days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company and its Subsidiaries, as the case may be.

              8.4 Continuation of Business and Maintenance of Existence and Material Rights and Privileges. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations, necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations the loss of which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and except as otherwise permitted by subsections 9.6, 9.7 and 9.8, and 9.9.

              8.5 Compliance with All Applicable Laws and Regulations and Material Contractual Obligations. Comply with all applicable Requirements of Law (including, without limitation, any and all Environmental Laws, tax, and ERISA laws) and Contractual Obligations except to the extent that the failure to comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

              8.6 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

                   (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business (in any event including general liability, contractual liability, personal injury, workers' compensation, employers' liability, automobile liability and physical damage coverage, all risk property, business interruption, fidelity and crime insurance); provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

              8.7 Maintenance of Books and Records. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law.

              8.8 Right of the Lenders to Inspect Property and Books and Records. Permit representatives of any Lender upon reasonable notice during business hours and with a Responsible Officer present to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees thereof, and with their independent certified public accountants.

              8.9 Notices. Promptly give notice to the Administrative Agent and each Lender:

              (a) of the occurrence of any Default or Event of Default;

              (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and could reasonably be expected to have a Material Adverse Effect, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 10, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case could reasonably be expected to have a Material Adverse Effect;

              (c) of any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which more than $10,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect;

              (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could reasonably be expected to have a Material Adverse Effect, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw from or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which could reasonably be expected to have a Material Adverse Effect, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer on behalf of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

              (e) of a failure or anticipated failure by the Company to make payment when due and payable on the Existing Senior Notes or the Existing Subordinated Notes; and

              (f) of a material adverse change known by the Company or any of its Subsidiaries in the business, financial condition, assets, liabilities, properties or results of operations of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 8.9 shall be accompanied by a statement of a Responsible Officer on behalf of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (e)) stating what action the Company proposes to take with respect thereto.

              8.10 Subsidiary Guarantors; Pledge of Stock of Additional Subsidiaries. (a) If any Person shall become a Domestic Subsidiary of the Company by virtue of a Permitted Acquisition, then, unless all or substantially all of the assets of such Person are transferred to the Company (by merger of such Person with and into the Company or otherwise), within 90 days after the date such Person first became a Domestic Subsidiary of the Company, the Company shall cause such Person to, and such Person shall, guarantee the Obligations on a senior secured basis on terms and conditions satisfactory to the Administrative Agent, and shall execute and deliver to the Administrative Agent such documents as the Administrative Agent reasonably requires evidencing such secured guarantee.

                   (b) Each Credit Party shall pledge the capital stock, or other Equity Interests and intercompany indebtedness, owned by it (unless such a pledge is expressly not required by this Agreement or the Pledge Agreements) pursuant to the Pledge Agreements.

                   (c) Additional Security. Each Credit Party will cause, (i) each parcel of owned Real Property having a fair market value of $7,500,000 or more (except any such parcel as to which the costs of providing a mortgage or deed of trust are excessive in relation to the benefit afforded to the parties secured thereby, as determined in the reasonable discretion of the Administrative Agent) and all of its personal property and (ii) upon the occurrence of an Event of Default, all other assets and properties of such Credit Party as are not covered by the original Collateral Documents and as may be requested by the Collateral Agent or the Required Lenders in their sole reasonable discretion to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of owned Real Property, title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Collateral Agent shall request in its sole reasonable discretion (collectively, the "Additional Collateral Documents").

         In furtherance of the foregoing terms of this clause (c), upon the acquisition of any owned Real Property referred to in the preceding paragraph by any Credit Party, if such owned Real Property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then such Credit Party shall, at the Company's expense:

                   (i) within 30 days after such acquisition, furnish to the Administrative Agent a description of the owned Real Property so acquired in detail satisfactory to the Administrative Agent;

                   (ii) within 45 days after such acquisition, cause the applicable Credit Party to duly execute and deliver to the Collateral Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Credit Agreement and constituting Liens on all such owned Real Properties; provided that the Administrative Agent may, in its reasonable discretion, extend such time period from 45 days up to a maximum of 90 days;

                   (iii) within 60 days after such acquisition, cause the applicable Credit Party to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such owned Real Property, enforceable against all third parties;

                   (iv) within 60 days after such acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent, and the other Secured Parties, of counsel for the Credit Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and
         (iii) above and as to such other matters as the Administrative Agent may reasonably request; provided that the Administrative Agent may, in its reasonable discretion, extend such time period from 45 days up to a maximum of 90 days;

                   (v) as promptly as practicable after any acquisition of any such owned Real Property, deliver, upon the request of the Administrative Agent in its sole discretion, to the Collateral Agent with respect to such owned Real Property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such owned Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and

                   (vi) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to
         Section 7.1 on the Amendment Effective Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

         If, subsequent to the Amendment Effective Date, a Credit Party shall acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Company shall promptly (and in any event within three Business Days after any Responsible Officer of any Credit Party acquires knowledge of the same) notify the Collateral Agent of the same. Each of the Credit Parties shall adhere to the covenants regarding the location of personal property as set forth in the Collateral Documents.

                   (d) Real Property Appraisals. If the Collateral Agent or the Required Lenders determine that there is a Requirement of Law for them to have appraisals prepared in respect of the Real Property of the Company constituting Collateral, the Company shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12

C.F.R., Part 34 - Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Required Lenders and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.

                   (e) Foreign Subsidiaries Security. Upon the written request of the Administrative Agent following a Change in Law, which Change in Law is reasonably determined to be relevant by the Administrative Agent, unless (x) counsel for the Company reasonably acceptable to the Administrative Agent provides, within 60 days after such written request of the Administrative Agent, a written opinion addressed to the Company and the Administrative Agent, in form and substance mutually satisfactory to the Company and the Administrative Agent, to the effect that, with respect to any direct Foreign Subsidiary of any Credit Party that has not already had all of the Equity Interests issued by it pledged pursuant to the Pledge Agreements, a pledge of more than 65.0% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary (as determined for United States federal income tax purposes) to be treated as a deemed dividend to the Company or any other domestic Affiliate of the Company for U.S. federal income Tax purposes or otherwise could reasonably be expected to subject the Company or any other domestic Affiliate of the Company to liability for any additional United States income Taxes by virtue of Section 956 of the Code or any other applicable provision of the Code, then (y) that portion of such Foreign Subsidiary's outstanding capital stock issued by such Foreign Subsidiary, not theretofore pledged pursuant to the Pledge Agreements, shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to an accession agreement to the relevant Pledge Agreement (or another pledge agreement in substantially identical form, if needed) to the extent that entering into the Pledge Agreement is permitted by the Laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.10(e) to be in form, scope and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

                   (f) Certain Actions Following Defaults. Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Company shall, at the Company's expense:

                   (i) within 30 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent;

                   (ii) within 45 days after such request, duly execute and deliver, and cause each Credit Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Collateral (as defined in the Pledge Agreement)), securing payment of all the Obligations of the Credit Parties under the Credit Documents and constituting Liens on all such properties;

                   (iii) within 60 days after such request, take, and cause each Credit Party to take, whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to vest in the Collateral Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and security and pledge agreements delivered pursuant to this Section 8.10, enforceable against all third parties in accordance with their terms;

                   (iv) within 60 days after such request, deliver to the Administrative Agent and the Collateral Agent, upon the request of the Administrative Agent or the Collateral Agent in their sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent, the Collateral Agent, and the other Secured Parties, of counsel for the Credit Parties acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request; and

                   (v) as promptly as practicable after such request, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Real Property owned or held by the Credit Parties, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

                   (g) Further Assurances. At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Collateral Documents and any such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, instruments of accession to the Collateral Documents and other security and pledge agreements.

                   (h) Time for Taking Certain Actions. The Company agrees that if no deadline for taking any action required by this Section 8.10 is specified herein, such action shall be completed as soon as possible, but in no event later than 30 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by the company or any of its Subsidiaries pursuant to the terms of this Section 8.10.

              8.11 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other

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                                                                              71

action necessary to remove and clean up all Materials of Environmental Concern from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

              8.12 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and
(ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Credit Documents,
(B) to the fullest extent permitted by applicable law, subject any Credit Party's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party is or is to be a party, and if and to the extent necessary, cause each of its Subsidiaries to do so.

              SECTION 9. NEGATIVE COVENANTS

              The Company hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan or Revolving L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount (other than any Unmatured Surviving Obligations) is owing to any Lender, any Agent or the Issuing Lenders hereunder (it being understood that each of the permitted exceptions to each covenant in this Section 13 is in addition to, and not overlapping with, any other of such permitted exceptions in such covenant except to the extent expressly provided):

              9.1 Financial Condition Covenants. (a) Consolidated Total Indebtedness to Consolidated EBITDA. Permit for any period of four consecutive fiscal quarters ending during any period listed below the ratio (the "Total Leverage Ratio") of (i) the difference of (A) Consolidated Total Indebtedness as of the end of such period minus (B) Cash on Hand, to (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such period below:

                        Fiscal Quarter ended:                     Ratio
                        ---------------------                     -----

                   December 31, 2006                            4.50 to 1
                   March 31, 2007 - December 31, 2007           4.25 to 1
                   Thereafter                                   4.00 to 1

                   (b) Interest Coverage Ratio. Permit for any period of four consecutive fiscal quarters ending during any period listed below, the ratio (the "Interest Coverage Ratio") of (i) Consolidated EBITDA for such period to
(ii) Consolidated Cash Interest Expense to be less than the ratio set forth opposite such period below:

                        Fiscal Quarter ended:                     Ratio
                        ---------------------                     -----

                   December 31, 2006                            2.00 to 1
                   March 31, 2007 - December 31, 2007           2.25 to 1
                   Thereafter                                   2.50 to 1

              9.2 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                   (a) Indebtedness of the Company in connection with the Letters of Credit and this Agreement;

                   (b) (i) Indebtedness of (i) the Company to any Subsidiary; provided that all such Indebtedness shall be subordinated to the Obligations on the terms and conditions set forth in Exhibit G, and (ii) any Subsidiary to the Company or any other Subsidiary to the extent the Indebtedness referred to in this clause 9.2(b)(ii) evidences a loan or advance permitted under subsection 9.7;

                   (c) Indebtedness of the Company evidenced by the Existing Subordinated Notes and by any Existing Senior Notes not tendered to the Company in the Tender Offer;

                   (d) Indebtedness in respect of derivative contracts permitted by subsection 9.11;

                   (e) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or its Subsidiaries, in each case to the extent a Letter of Credit supports in whole or in part the obligations of the Company and its Subsidiaries with respect to such bonds, guarantees and letters of credit;

                   (f) Indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including capital lease obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension or renewal thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $50,000,000.00 at any time outstanding;

                   (g) Indebtedness owed to a seller in a Permitted Acquisition or a Permitted Joint Venture or to a buyer in a disposition permitted under clause (e) or (f) of subsection 9.6 that (i) relates to customary post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items typically subject to post-closing adjustments in similar transactions, and are outstanding for a period of one (1) year or less following the creation thereof or (ii) relates to customary indemnities granted to the seller or buyer in the transaction;

                   (h) other Indebtedness of the Company incurred in the ordinary course of business in an aggregate principal amount not to exceed $50,000,000.00 at any time;

                   (i) existing Indebtedness of the Company or any of its Subsidiaries listed on Schedule 9.2 hereto including any extension or renewals or refinancing thereof, provided the principal amount thereof is not increased;

                   (j) Unsecured Indebtedness of the Company (i) the principal of which is not required to be repaid, in whole or in part, before the first anniversary of the later of the Revolving Credit Maturity Date, the Tranche B Term Loan Maturity Date or the final maturity date of any Additional Term Loans,
(ii) that is subordinated in right of payment to the Company's indebtedness, obligations, and liabilities to the Lenders under the Credit Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Administrative Agent, (iii) is issued pursuant to credit documents having covenants and events of default that are no less favorable, including with respect to rights of acceleration, taken as a whole, to the Company than the terms hereof or are otherwise reasonably satisfactory in form and substance to the Administrative Agent, and (iv) if, after giving effect to the incurrence thereof and the application of the proceeds thereof on a pro forma basis, the Company is in compliance with section 9.1; and

                   (k) Contingent Obligations permitted by Section 9.4.

              9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, except:

                   (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                   (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which do not, individually or in the aggregate, materially impair the use of any of the assets or properties of the Company or any Subsidiary or which are not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                   (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                   (d) easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases or licenses granted to others, in the ordinary course of business, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

                   (e) Liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Documents and bankers' liens arising by operation of law;

                   (f) Liens on assets of entities or Persons which become Subsidiaries of the Company after the date hereof; provided that such Liens exist at the time such entities or Persons become Subsidiaries and are not created in anticipation thereof, it being understood that (1) any such assets shall be transferred to the Company within 90 days of such acquisition, or (2) such entity or Person shall become a guarantor of this Agreement in accordance with Section 9.15 hereof.

                   (g) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Letters of Credit;

                   (h) Liens in existence on the Amendment Effective Date and described in Schedule 9.3 and renewals thereof in amounts not to exceed the amounts listed on such Schedule 9.3;

                   (i) Liens on assets acquired in connection with a Permitted Acquisition; provided that such Liens (1) exist at the time of the Permitted Acquisition in question and are not created in anticipation thereof, and (2) are not extended to cover other assets of the Company or any of its Subsidiaries;

                   (j) any leases or licenses of any intellectual property or intangible assets or entering into any franchise agreement in the ordinary course of business;

                   (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                   (l) Liens securing Indebtedness owing to the Company or any Subsidiary under subsection 9.2(b)(ii);

                   (m) Liens on fixed or capital assets acquired, constructed or improved by the Company; provided that (i) such security interests secure only Indebtedness permitted by clause (f) of subsection 9.2, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary, and (v) such security interests shall not interfere with the security and priority of the Liens granted to the Collateral Agent for the benefit of the Secured Parties;

                   (n) Liens to secure Indebtedness permitted under Section 9.2(h) in an aggregate principal amount not to exceed $50,000,000.00 at any time;

                   (o) judgment liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 10;

                   (p) Liens arising from precautionary UCC filings or similar filings relating to Operating Leases;

                   (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                   (r) Liens on insurance proceeds securing the payment of financed insurance premiums (provided that such Liens extend only to such insurance proceeds and not to any other property or assets).

No Liens shall be permitted to exist, directly or indirectly (i) on the Collateral (as defined in the Pledge Agreements), other than Liens created under the Pledge Agreements and under clause (a) above, or (ii) except as permitted under clauses (a), (f), (i) and (j) above, on material trademarks.

              9.4 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

                   (a) guarantees of obligations to third parties made in the ordinary course of business in connection with relocation of employees of the Company or any of its Subsidiaries;

                   (b) guarantees by the Company and its Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $25,000,000.00 at any one time; provided, however, that any such guarantee granted by a Subsidiary shall only be given in accordance with Section 9.15 hereof;

                   (c) Contingent Obligations existing on the Amendment Effective Date and described in Schedule 9.4 including any extensions or renewals thereof;

                   (d) Contingent Obligations in respect of derivative contracts permitted by subsection 9.11;

                   (e) Contingent Obligations pursuant to the Credit Documents;


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                                                                              76


                   (f) guarantees by the Company of (i) Indebtedness of its Subsidiaries permitted under subsection 9.2(g) and (ii) other obligations of Subsidiaries not prohibited hereunder; and

                   (g) guarantees by any Subsidiary of Indebtedness and other obligations of the Company or any Subsidiary; provided that the Indebtedness or obligations so guaranteed is either permitted pursuant to Section 9.2 or not prohibited hereunder; and provided further that any such guarantees shall only be given in accordance with Section 9.15 hereof.

              9.5 Prohibition of Fundamental Changes. Enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Company or any of its Subsidiaries), or transfer all or substantially all of its assets to any Subsidiary, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it and those reasonably related or incidental thereto, except for (a) any merger of any Subsidiary into (i) the Company provided the Company is the surviving entity or (ii)(A) any Domestic Subsidiary or (B) in the case of a Foreign Subsidiary, any other Foreign Subsidiary; provided, in each case, that if one of the parties has become a guarantor under this Agreement pursuant to Section 9.15, such entity shall be the surviving entity, and (b) liquidation or dissolution of any Subsidiary, provided that all assets of such Subsidiary are transferred to the Company.

              9.6 Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except:

                   (a) for the sale or other disposition of any tangible personal property that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business;

                   (b) for sales or other dispositions of inventory made in the ordinary course of business and dispositions, assignments or abandonment of intellectual property in the ordinary course of business;

                   (c) that any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or make any investment permitted by subsection 9.7;

                   (d) that (i) any Foreign Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or by merger, consolidation, transfer of assets, or otherwise) to the Company or a wholly-owned Subsidiary of the Company, (ii) any Subsidiary of the Company which is not a Credit Party may sell or otherwise dispose of, or part control of any or all of, the capital stock of, or other equity interests in, any Subsidiary of the Company to a wholly-owned Subsidiary of the Company, and (iii) any Subsidiary of the Company which is not a Credit Party may sell or otherwise dispose of, or part control of any or all of, the capital stock of, or other equity interests in, any Subsidiary of the

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                                                                              77


Company to a wholly-owned Subsidiary of the Company which is a Credit Party; provided that in any case such transfer shall not cause a Domestic Subsidiary to become a Foreign Subsidiary;

                   (e) for the sale or other disposition by the Company or any of its Subsidiaries of any assets described on Schedule 9.6 consummated after the Amendment Effective Date, provided that such sale or other disposition shall be made for fair value on an arm's-length basis;

                   (f) for the sale or other disposition by the Company or any of its Subsidiaries of other assets consummated after the Amendment Effective Date, provided that (i) such sale or other disposition shall be made for fair value on an arm's-length basis, (ii) the consideration for such sale or other disposition consists of cash and cash equivalents, assets (other than capital stock and equity interests) which can be employed in the same business as the Company and its Subsidiaries are engaged in or a related business and promissory notes and other debt obligations of the purchaser of the assets being sold or disposed of, provided that not more than 25% of the purchase price payable in connection with any such sale or disposition shall be in the form of promissory notes or other debt obligations of the purchaser of such assets (the "Note Threshold"); and (iii) the Net Proceeds from such sale or other disposition shall be applied in accordance with the provisions of subsection 5.6;

                   (g) any leases or licenses of property in the ordinary course of business; and

                   (h) any leases or licenses of any intellectual property or intangible assets or entering into any franchise agreement in the ordinary course of business.

The Company and its Subsidiaries shall not convey, sell, lease, assign, transfer or otherwise dispose of any material trademarks except as permitted by clauses
(e), (g) and (h) above.

              9.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make or maintain any other investment in, any Person, except:

                   (a) (i) loans or advances in respect of intercompany accounts attributable to the operation of the Company's cash management system, (ii) loans or advances by the Company to any Subsidiary for working capital needs so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor and, if evidenced by a promissory note, instrument or other writing, shall be pledged to the Collateral Agent as a Pledged Note, and provided that the aggregate outstanding principal amount of all such loans, when aggregated with the aggregate amount of all Investments made by the Company in its Subsidiaries pursuant to subsection (b)(i) below, shall not exceed five percent (5%) of the total assets of the Company and its Subsidiaries on a consolidated basis, and
(iii) loans or advances to the Company which are subordinated to the Obligations on the terms and conditions set forth in Exhibit F;

                   (b) (i) Investments by the Company in Subsidiaries of the Company that are not Credit Parties other than any Foreign Subsidiary; provided that at all times the aggregate

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                                                                              78


amount of all such Investments, when taken together with the aggregate amount of all outstanding loans and advances made pursuant to clause (a) above, shall not exceed five percent (5%) of the total assets of the Company and its Subsidiaries on a consolidated basis, and (ii) Investments by the Company in Foreign Subsidiaries of the Company, provided that the aggregate amount of all such investments (determined without regard to any write-offs or write-downs thereof) shall not exceed $50,000,000,00 at any time outstanding;

                   (c) Investments by the Company or any of its Subsidiaries in Subsidiaries of the Company which are Credit Parties;

                   (d) any Domestic Subsidiary of the Company which is not a Credit Party may make investments in the Company or any Domestic Subsidiary (by way of capital contribution or otherwise), and any Foreign Subsidiary of the Company may make investments in the Company or any other Foreign Subsidiary (by way of capital contribution or otherwise);

                   (e) the Company may invest in, acquire and hold cash and Cash Equivalents;

                   (f) the Company or any of its Subsidiaries may make travel and entertainment advances and relocation loans in the ordinary course of business to officers, employees and agents of the Company or any such Subsidiary;

                   (g) the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

                   (h) the Company or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (h) shall prevent the Company or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

                   (i) the Company and its Subsidiaries may make investments in connection with asset sales permitted by subsection 9.6 or to which the Required Lenders consent;

                   (j) investments, loans and advances of the Company existing on the Amendment Effective Date and described in Schedule 9.7;

                   (k) so long as no Default or Event of Default has occurred and is continuing or would exist after giving effect to such transaction, the Company and its Subsidiaries may make Permitted Acquisitions and investments in Permitted Joint Ventures, provided that (1) after giving effect thereto the Company shall be in compliance with the covenants set forth in Section 9.1 (calculated as of the last day of the fiscal quarter ending immediately preceding the effective date of such Permitted Acquisition or other investment for which the relevant financial information is available on a pro forma basis to give effect to such Permitted Acquisition or investment as if it had been made on the first day of the Measurement

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                                                                              79


Period ending on the last day of such fiscal quarter) and (2) either (x) the Company shall have a Secured Leverage Ratio of less than 2.5 to 1 (calculated as of the last day of the fiscal quarter ending immediately preceding the effective date of such Permitted Acquisition or other investment for which the relevant financial information is available on a pro forma basis to give effect to such Permitted Acquisition or investment as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter) or (y) the aggregate amount of all such Permitted Acquisitions and the investments made since the Closing Date at any time when the conditions set forth in clause
(2)(x) were not satisfied shall not exceed $200,000,000.00; and

                   (l) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

              9.8 Capital Expenditures. Make or commit to make Capital Expenditures in any fiscal year exceeding $35,000,000.00. Capital Expenditures permitted to be made during a fiscal year pursuant to the terms hereof, if not expended in the year for which it is permitted, may be carried over for expenditure in the next following year and any amounts so carried over shall be deemed to be the first amounts expended in such following year, provided that, subject to compliance with Section 5.6, Capital Expenditures in excess of the amount set forth above may be made with Net Proceeds of Asset Sales, Condemnation Awards, and Insurance Proceeds.

              9.9 Limitation on Dividends. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries (all of the foregoing being referred to herein as "Restricted Payments"); except that:

                   (a) Subsidiaries may pay dividends directly or indirectly to the Company or to Domestic Subsidiaries which are directly or indirectly wholly-owned by the Company, and Foreign Subsidiaries may pay dividends directly or indirectly to Foreign Subsidiaries which are directly or indirectly wholly-owned by the Company;

                   (b) so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Company may, from time to time, repurchase stock from management employees of the Company and its Subsidiaries in an aggregate amount not to exceed $10,000,000.00 (the "Dividend Limit");

                   (c) the Company and its Subsidiaries may pay or make dividends or distributions to any holder of its Capital Stock in the form of additional shares of capital stock of the same class and type; and

                   (d) so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Company may declare and pay cash dividends or distributions to any holders of its Equity Interests (1) in an aggregate amount not to


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                                                                              80


exceed $25,000,000.00 during any fiscal year, provided that, after giving effect thereto the Company (x) shall be in compliance with the covenants set forth in
Section 9.1 and (y) shall have a Secured Leverage Ratio of less than 2.5 to 1, in each case calculated on a pro forma basis as of the last day of the fiscal quarter ending immediately preceding the effective date of such cash dividend or distribution for which the relevant financial information has been delivered to the lenders pursuant to Section 8.1 or 8.2, as applicable, giving effect to such cash dividend or distribution as if it had been made on the first day of the Measurement Period ending on the last day of such fiscal quarter or (2) during any fiscal year in which the conditions set forth in clause (1) were not satisfied, in an aggregate amount which, when added to any amounts paid under clause (iv) of Section 9.12 during such year, shall not to exceed $10,000,000.00.

              9.10 Transactions with Affiliates. Enter into after the date hereof any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except (a) for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, or (b) as permitted under subsections 9.2(b) and (i), subsection 9.3(l), subsections 9.4(a), (c), (f) and
(g), Section 9.5, subsection 9.6(c) and (d), Section 9.7 and Section 9.9, (c) transactions among the Company and its wholly-owned Subsidiaries not prohibited under this Agreement or (d) as set forth on Schedule 9.10; provided that nothing in this subsection 9.10 shall prohibit the Company or its Subsidiaries from engaging in the following transactions: (x) the performance of the Company's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (y) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business or (z) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business.

              9.11 Derivative Contracts. Enter into any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging (a) any asset or obligation of the Company or any of its Subsidiaries with respect to their operations outside of the United States, (b) the interest rate or currency exposure of the Company or any of its Subsidiaries, and (c) the purchase requirements of the Company or any of its Subsidiaries with respect to raw materials and inventory.

              9.12 Other Indebtedness. (i) Make any payment in violation of any of the provisions of the Existing Subordinated Notes; (ii) waive or otherwise relinquish any of its rights or causes of action arising under or arising out of the terms of the Existing Subordinated Notes or consent to any amendment, modification or supplement to the terms of the Existing Subordinated Notes that is adverse to the Lenders except with the consent of the Required Lenders; (iii) make any optional payment or prepayment (including payments as a result of acceleration thereof) on or redeem or otherwise acquire, purchase or defease the Existing Subordinated Notes, unless, after giving effect to such optional payment or prepayment, the Secured Leverage Ratio is less

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                                                                              81


than 2.5 to 1; or (iv) in the event that the Company does not comply with the requirements of clause (iii) of this Section 9.12 during any fiscal year, make any optional payment or prepayment (including payments as a result of acceleration thereof) on or redeem or otherwise acquire, purchase or defease the Existing Subordinated Notes, in an aggregate amount which, when added to any amounts paid under Section 9.9(d)(2) during such fiscal year, does not exceed $10,000,000.00.

              9.13 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31, unless the Company shall have given at least 45 days prior written notice to the Administrative Agent and the Company and the Required Lenders have agreed on appropriate revisions to subsection 9.8 to reflect such a change in fiscal year.

              9.14 Amendment of Organizational Documents. Amend any of its or any of its Subsidiary's Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders, without the prior written consent of the Required Lenders.

              9.15 Limitation on Guarantees. The Company will not permit any Subsidiary to, directly, or indirectly, incur or assume any guarantee of any Indebtedness of any other entity, unless contemporaneously therewith, effective provision is made to guarantee the Obligations equally and ratably with (or on a senior secured basis to, if applicable) such other Indebtedness for so long as such Other Indebtedness is so guaranteed. Any guarantee required to be given under this Section 9.15 shall be pursuant to a guaranty agreement in form and substance satisfactory to the Administrative Agent.

              9.16 Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

              SECTION 10. EVENTS OF DEFAULT

                   Upon the occurrence of any of the following events:

                   (a) The Company shall fail to (i) pay any principal of any Loan when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 4.6 or (ii) pay any interest on any Loan or any other amount payable hereunder within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                   (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document or which is contained in any certificate, guarantee, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                   (c) The Company shall default in the observance or performance of any agreement contained in Sections 8.1, 8.2, 8.8, 8.9, 8.10, or 9 of this Agreement, provided that, with respect to any default in the observance or performance of any agreement contained in

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                                                                              82


Sections 8.2(c) through (e), 8.8, and 8.9 (b) through (f), such default shall continue unremedied for a period of 10 days; or

                   (d) Any Credit Party shall default in the observance or performance of any other term, covenant, or agreement contained in any Credit Document, and such default shall continue unremedied for a period of 30 days; or

                   (e) The Company or any of its Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Loans, the Revolving L/C Obligations and any intercompany debt) or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Contingent Obligations which would then become due or payable as described in this Section 10(e) would equal or exceed $20,000,000.00; or

                   (f) (i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any such Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any such Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any such Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any such Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                   (g) (i) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (ii) a

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                                                                              83


Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) shall occur with respect to, or proceedings to have a trustee appointed shall commence with respect to, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, such Reportable Event shall continue unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, such proceedings shall continue for ten days after commencement thereof or (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions relating to such Single Employer Plans, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                   (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or indemnity) of $20,000,000.00 or more to the extent that all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

                   (i) Except as contemplated by this Agreement, any guarantee of this Agreement given pursuant to the terms hereof shall cease, for any reason, and in any material respect, to be in full force and effect or any Credit Party shall so assert in writing; or

                   (j) Except as contemplated by this Agreement or as provided in subsection 12.1, any Credit Party shall breach any covenant or agreement contained in any Collateral Document with the effect that such Collateral Document shall cease to be in full force and effect or the Lien granted thereby shall cease to be a first priority Lien or any Collateral Document shall assert in writing that any Collateral Document is no longer in full force and or effect or the Lien granted thereby is no longer a first priority Lien; or

                   (k) A Change of Control shall occur;

then, and in any such event, (a) if such event is an Event of Default with respect to the Company specified in clause (i) or (ii) of paragraph (f) above, automatically (i) the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans shall immediately become due and payable, (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligation to issue Letters of Credit shall immediately terminate, and (iii) and the obligation of the Company to Cash Collateralize the Revolving L/C Obligations shall automatically become effective; and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to

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                                                                              84


the Company declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligation shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 10 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 4.6 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company's obligations under this Agreement and the Loans as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

              SECTION 11. THE SYNDICATION AGENTS, THE DOCUMENTATION AGENTS, THE ADMINISTRATIVE AGENT; THE ISSUING LENDER

              11.1 Appointment. Each Lender hereby irrevocably designates and appoints J.P. Morgan Securities Inc., UBS Securities LLC, and Credit Suisse Securities (USA) LLC as the Syndication Agents of such Lender under this Agreement and acknowledges that the Syndication Agents, in their respective capacity as such, shall have no duties or liabilities under the Credit Documents. Each Lender hereby irrevocably designates and appoints JPMCB as the Administrative Agent under this Agreement and irrevocably authorizes JPMCB as Administrative Agent for such Lender to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent.

              11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, the Administrative Agent may appoint any of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Company and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions. None of the Agents shall be responsible for the negligence or misconduct of

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any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 11.3.

              11.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct to the extent determined by a final, nonappealable judgment of a court of competent jurisdiction), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party.

              11.4 Reliance by Syndication Agents or Administrative Agent. Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, electronic message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by any Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents. The Agents shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where unanimous consent of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

              11.5 Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that (i) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to liability or that is contrary to this Agreement or applicable law and (ii) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but


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                                                                              86


shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              11.6 Non-Reliance on Syndication Agents, Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder, issue and participate in the Letters of Credit and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, financial condition, assets, liabilities, net assets, properties, results of operations, value, prospects and other condition or creditworthiness of the Credit Parties which may come into the possession of any Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Affiliates or Subsidiaries.

              11.7 Indemnification. The Lenders severally agree to indemnify each of the Agents in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do
so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and obligations, whether as Issuing Lender or a Participating Lender, with respect to Letters of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that (a) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction and (b) Lenders holding only Tranche B Term Loans shall not be required to so indemnify in respect of matters relating to Letters of Credit (with such indemnity being provided solely by Lenders holding Revolving Credit Commitments). The agreements contained in this subsection 11.7 shall survive the payment of all amounts payable hereunder.

              11.8 Syndication Agent and Administrative Agent in its Individual Capacity. The Agents and their Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though each Agent were not each Agent hereunder. With respect to its Loans made or renewed by it and any Letter of Credit issued by or participated in by it, each of the Agents shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include each Agent in its individual capacities.

              11.9 Successor Syndication Agent or Administrative Agent. Any Agent may resign as Agent upon 30 days' notice to the Lenders. The resignation of any Syndication Agent shall be effective without any further act or deed on the part of the former Syndication Agent. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld) whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

              11.10 Issuing Lender as Issuer of Letters of Credit. Each Lender and each Syndication Agent hereby acknowledges that the provisions of this
Section 11 shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

              SECTION 12. MISCELLANEOUS

              12.1 Amendments and Waivers. No Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 12.1. With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties may, from time to time, enter into written amendments, supplements or modifications to any Credit Document for the purpose of adding any provisions to such Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or any other Person thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided, however, that:

                   (a) no such waiver and no such amendment, supplement or modification shall (i) extend the scheduled maturity of any Loan or scheduled installment of any Loan or extend the expiry date of any Letter of Credit beyond the Revolving Credit Termination Date, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce the amount or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or increase the amount of any Commitment of any Lender, without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection 12.1 or the definitions of Required Lenders, or alter the manner in which payments or prepayments of principal, interest, or other amounts hereunder shall be applied as among the Lenders in each respective Facility (in which case, the written consent of each Lender to the respective Facility shall be required), or change the percentage of the Lenders required to waive a condition precedent under Section 7.1 or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, or amend, modify or change all or any substantial part of the Collateral or pledged assets granted hereunder, or amend, modify or change the guarantee obligations of any material guarantor provided (or the requirement that they be so provided) hereunder, in each case, without the written consent of each Lender (unless otherwise specified in clause (ii) of this paragraph); and

                   (b) no such waiver and no such amendment, supplement or modification shall amend, modify or waive any provision of Section 11 without the written consent of the then Agents and the Issuing Lender.

Any such waiver and any such amendment, supplement or modification described in this subsection 12.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party, the Lenders, each Agent and all future holders of the Loans. No waiver, amendment, supplement or modification of any Letter of Credit shall extend the expiry date thereof without the written consent of the Participating Lenders. In the case of any waiver, the Company, the Lenders and each Agent shall be restored to their former position and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of each Credit Party and the Administrative Agent, and as set forth on its signature page hereto in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

              The Company:                    B/E Aerospace, Inc.
                                              1400 Corporate Center Way
                                              Wellington, FL  33414
                                              Attn: Thomas P. McCaffrey, CFO
                                              (or)
                                              Edmund Moriarty, General Counsel
                                              Telecopy:  (561) 791-3966

              With a copy to:                 Shearman & Sterling LLP
                                              599 Lexington Avenue

                                              New York, NY  10022
                                              Attn: Lona Nallengara
                                              Telecopy: (212) 848-7830

              The Administrative Agent:       JPMorgan Chase Bank
                                              1 Chase Manhattan Plaza
                                              8th Floor
                                              New York, NY  10081
                                              Attn: Frank Giacalone, Loan and
                                              Agency Services Group
                                              Fax: 212-552-5650
                                              Tel: 212-552-5949

                                              and

                                              JPMorgan Chase Bank
                                              270 Park Avenue
                                              New York, NY  10017
                                              Attn: Vilma Francis
                                              Fax: 212-270-4016
                                              Tel: 212-270-5484

                                              and

                                              JPMorgan Chase Bank, N.A.
                                              1111 Fannin Street, 10th Floor
                                              Houston , TX 77002
                                              Attn: Michael Chau
                                              Fax: 713-750-2938
                                              Tel: 713-750- 7913

              The Issuing Lender              JPMorgan Chase Bank
                                              4 Metrotech Center
                                              8th Floor
                                              Brooklyn, NY  11245
                                              Attn: Rebecca McNally
                                              Fax: 718-552-6537
                                              Tel: 718-242-3468

              With a copy of any notice       Fried, Frank, Harris, Shriver &
              sent to the Administrative      Jacobson LLP
              Agent or to the Issuing         One New York Plaza
              Lender to:                      New York, NY  10004-1980
                                              Attn: Sherri Snelson, Esq.
                                              Telecopy: (212) 859-4000


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                                                                              90


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 4.3, 4.7, 5.1, 5.3, 5.4, 5.5, and 5.6 shall not be effective until received and provided, further that the failure to provide the copies of notices to the Company provided for in this subsection
12.2 shall not result in any liability to any Agent or any Lender.

              12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Loans.

              12.5 Payment of Expenses. The Company agrees:

                   (a) to pay or reimburse the Administrative Agent and the Initial Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, execution, delivery, administration, amendment, waiver and modification of, the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby and the syndication of the Loans under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and one counsel to the Initial Lenders, subject to receipt of supporting documentation in reasonable detail;

                   (b) to pay or reimburse each Lender and each Agent for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold each Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights (including in any workout proceedings) under any Credit Document and any such other documents, including, without limitation, reasonable out-of-pocket fees and disbursements of counsel to each Agent and each Lender (including, but not limited to, reasonable fees and expenses of one counsel to the Initial Lenders and one local counsel in each appropriate jurisdiction and expenses incurred in connection with travel, courier, reproduction, printing and delivery expenses), incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto, subject to receipt of supporting documentation in reasonable detail (it being agreed that the Agents and the Lenders shall have the right to employ separate counsel and the Company shall bear the reasonable out-of-pocket fees, costs, and expenses of such separate counsel if (i) the use of the selected counsel would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the Company and the Agents and/or a Lender, and such Agent or Lender shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company or any other such Person);

                   (c) to pay, indemnify, and to hold each Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect thereto, or resulting from any delay in paying such recording and filing fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents; and

                   (d) to pay, indemnify, and hold each Agent and each Lender (each, an "Indemnified Person") and their respective officers, directors, employees and agents (the officers, directors, employees and agents of any Indemnified Person are such Indemnified Person's "Related Parties") harmless from and against any and all other actual out-of-pocket liabilities, obligations, losses, damages (including punitive damages), penalties, fines, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable experts' and consultants' fees and reasonable fees and disbursements of counsel and third party claims for personal injury or real or personal property damage) which may be incurred by or asserted against the any Agent or the Lenders (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans, or any of the other transactions contemplated hereby or thereby, whether or not any Agent or any of the Lenders is a party thereto, (y) with respect to any environmental matters, any environmental compliance expenses and remediation expenses in connection with the presence, suspected presence, release or suspected release of any Materials of Environmental Concern in or into the air, soil, groundwater, surface water or improvements at, on, about, under, or within the Properties, or any portion thereof, or elsewhere in connection with the transportation of Materials of Environmental Concern to or from the Properties, or (z) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 12.5(d)(z) is intended to limit the Company's obligations pursuant to subsection 4.6);

(all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of any Indemnified Person or its Related Parties arising from the gross negligence or willful misconduct of such Indemnified Person or its Related Parties as determined by a final, non-appealable judgment of a court of competent jurisdiction. The agreements in this subsection 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

              12.6 Successors and Assigns; Participations; Purchasing Lenders.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agents, all future holders of the Loans, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                   (b) Any Lender other than any Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Lender Affiliates ("Participants") participating interests in any Loan owing to such Lender, any participating interest of such Lender in the Letters of Credit, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents, provided, however, that no Lender shall sell any such participating interest to any Participant which is a Foreign Lender that is unable to deliver to such Lender the forms required to be delivered pursuant to subsection 5.23(e) hereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents; provided, however, that such Lender shall not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 12.1(a) that affects such Participant. The Company agrees that if amounts outstanding under this Agreement and the Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Loan; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof, as provided in subsection 12.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 5.12, 5.19, 5.20, 5.21 and 5.23 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred and each Participant shall be subject to the provisions of paragraph (c) of subsection 5.20.

                   (c) Any Lender other than any Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, with the prior written consent of the Issuing Lender and the Swing Line Lender in the case of the Revolving Credit Facility, at any time sell to any Lender or any Affiliate or Lender Affiliate thereof (including any Affiliate or Subsidiary of such transferor Lender) and, with the prior written consent of the Company (subject to the penultimate sentence of this clause (c)) and the Administrative Agent (which in each case shall not be unreasonably withheld, conditioned, or delayed), sell to one or more additional banks or financial institutions (an "Assignee"), all or any part of its rights and obligations under this Agreement, the Notes and the other Credit Documents and, with respect to the Letters of Credit, such Lender's L/C Participating Interest, pursuant to an Assignment and Acceptance executed by such Assignee, such assigning Lender (and by the Company, the Administrative Agent, the Issuing Lender and the Swing Line Lender, to the extent their consent is required), and delivered to the Administrative Agent for its acceptance and recording in the

Register (as defined below); provided that (A) each such sale pursuant to this subsection 12.6(c) of a Lender's rights and Obligations (I) to a Person which is not then a Lender or an Affiliate or Lender Affiliate of a Lender shall be of Commitments and/or Loans of $5,000,000 (or, in the case of Tranche B Term Loan Commitments and Tranche B Term Loans, $1,000,000 or more unless otherwise agreed by the Company and the Administrative Agent and (II) to a Person which is then a Lender or an Affiliate or Lender Affiliate of a Lender may be in any amount and shall not require the consent of the Company or the Administrative Agent, and
(B) each Assignee which is a Foreign Lender shall comply with the provisions of subsection 5.23(e) hereof; and provided, further that the foregoing shall not prohibit a Lender from selling participating interests in accordance with subsection 12.6(b) in all or any portion of its Commitments and/or Loans (without duplication). For purposes of clauses (A) and (B) of the first proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with the Commitments and Loans as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Commitment Percentages arising from the purchase by such Assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement. Notwithstanding anything herein to the contrary (and to the extent permitted by law), after the occurrence and during the continuance of an Event of Default any Lender may sell all or any part of its rights and obligations under this Agreement without the consent of the Company. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 12.6(c).

                   (d) The Administrative Agent acting on behalf of and as agent for the Company, shall maintain at the address of the Administrative Agent referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, the principal amount of any Tranche B Term Loans, Swing Line Loans and/or Revolving Credit Loans owing to, and if such Lender has any Revolving Credit Commitment, the L/C Participating Interests of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans or L/C Participating Interests recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this agreement unless it has been recorded in the Register as provided in this paragraph.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and by the Company, the Issuing Lender, the Swing Line Lender and the Administrative Agent to the extent required hereby), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee the Company shall have no obligation to pay and which fee may be waived by the Administrative Agent in its discretion), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

                   (f) The Company authorizes each Lender to disclose to any Participant, Assignee or counterparty (or its advisors) to any swap derivative transaction or securitization relating to the Company and its obligations (each, a "Transferee") and any prospective Transferee so long as such Transferee agrees to keep any such non public information confidential) any and all financial information in such Lender's possession concerning the Company and its Subsidiaries which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

                   (g) If, pursuant to this subsection 12.6, any interest in this Agreement or any Loan or Letter of Credit is transferred to any Transferee which would be a Foreign Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Company) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent, the Company or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Company) such Internal Revenue Service Forms required to be furnished pursuant to subsection 5.23(e) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Company) to be bound by the provisions of subsection 5.23(e).

                   (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment (i) by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and (ii) by a Lender Affiliate which is a fund to its trustee in support of its obligations to its trustee; provided that any transfer of Loans or Notes upon, or in lieu of, enforcement of or the exercise of remedies under any such pledge shall be treated as an assignment thereof which shall not be made without compliance with the requirements of this subsection 12.6.

                   (i) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (h) above.

                   (j) Each of the Company, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however (i) that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period forbearance and (ii) the foregoing shall not prohibit or limit the ability of any such Person to file claims against a Conduit Lender in connection with any such proceeding.

              12.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or Lenders, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of any of its Tranche B Term Loan, Revolving Credit Loans (other than payment of Swing Line Loans) or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 10, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Tranche B Term Loan, Revolving Credit Loans or L/C Participating Interests, as the case may be, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Tranche B Term Loan, Revolving Credit Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Company notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

                   (b) Upon the occurrence and during the continuance of an Event of Default specified in Section 10(a) or 10(f), each Agent and each Lender are hereby irrevocably authorized at any time and from time to time without notice to the Company, any such notice being hereby waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender to or for the credit or the account of the Company or any part thereof in such amounts as such Agent or such Lender may elect, on account of the liabilities of the Company hereunder and under the other Credit Documents and claims of every nature and description of such Agent or such Lender against the Company in any currency, whether arising hereunder, or otherwise, under any other Credit Document as such Agent or such Lender may elect, whether or not such Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. Each Agent and each Lender shall notify the Company promptly of any such setoff made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Agent or such Lender may have.

              12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Agreement shall become effective with respect to the Company, the Agents and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Company, the Syndication Agents and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

              12.9 Integration. This Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

              12.10 GOVERNING LAW; NO THIRD PARTY RIGHTS. THIS AGREEMENT AND THE LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE LOANS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND, EXCEPT AS SET FORTH IN SUBSECTION 12.6, NO OTHER PERSONS SHALL HAVE ANY RIGHT, BENEFIT, PRIORITY OR INTEREST UNDER, OR BECAUSE OF THE EXISTENCE OF, THIS AGREEMENT.

              12.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                   (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT

         MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                   (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SUBSECTION 12.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                   (iv) AGREES THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

              EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

              12.12 Acknowledgements. The Company hereby acknowledges that:

                   (a) none of the Agents or any Lender has any fiduciary relationship to any Credit Party, and the relationship between the Agents and the Lenders, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor; and

                   (b) no joint venture exists among the Lenders or among any Credit Parties and the Lenders.

              12.13 USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it may be required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Act.

              12.14 Amendment and Restatement. On the Amendment Effective Date, the Original Credit Agreement will be automatically amended and restated in its entirety to read in full as set forth herein. On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Original Credit Agreement, as amended and restated by this Agreement, provided that the rights and obligations of the parties hereto with respect to the period prior to the Amendment Effective Date shall be governed by the provisions of the Original Credit Agreement. Once the Amendment Effective Date has occurred, all references to the Original Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Original Credit Agreement as amended and restated by this Agreement.

              Other than as specifically provided herein, this Agreement shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Original Credit Agreement or any other Credit Document (as defined in the Original Credit Agreement) or of any other term or condition of the Original Credit Agreement or any other Credit Document, nor shall the entering into of this Agreement preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto. This Agreement is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of this Agreement and the other Credit Documents, as amended, modified or supplemented to date (including by means of this Agreement).

              12.15 Reaffirmation of Credit Documents. The Company reaffirms as of the Amendment Effective Date its covenants and agreements contained in each Credit Document (as defined in the Original Credit Agreement) to which it is a party. The Company further confirms that each such document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified, approved and confirmed in all respects, except as such documents may be modified by this Agreement.


                (Remainder of this page intentionally left blank)

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                  BE AEROSPACE, INC.


                                  By: /s/ Thomas P. McCaffrey
                                      ------------------------------------------
                                      Title:






            (Signature Page to Amended and Restated Credit Agreement)

                                   JPMORGAN CHASE BANK, N.A.,
                                    as Administrative Agent, Issuing Bank
                                    and as a Lender


                                   By: /s/ Matthew H. Massie
                                       -----------------------------------------
                                       Name: Matthew H. Massie
                                       Title: Managing Director






            (Signature Page to Amended and Restated Credit Agreement)

                                  UBS SECURITIES LLC,
                                   as Joint Lead Arranger, Joint Bookrunner and as Syndication Agent


                                  By: /s/ James Boland
                                      ------------------------------------------
                                      Name: James Boland
                                      Title: Managing Director





                                  By: /s/ Eric H. Coombs
                                      ------------------------------------------
                                      Name: Eric H. Coombs
                                      Title: Managing Director




                                  Address for Notices
                                  UBS Securities LLC
                                  299 Park Avenue
                                  New York, NY 10171
                                  Attention: Christopher Abbate
                                  Fax: 212-821-5766












            (Signature Page to Amended and Restated Credit Agreement)

                                  CREDIT SUISSE SECURITIES (USA) LLC,
                                   as Joint Lead Arranger, Joint Bookrunner and as Syndication Agent


                                  By: /s/ J. Tracy Mehr
                                      ------------------------------------------
                                      Name: J. Tracy Mehr
                                      Title: Managing Director


                                  Address for Notices
                                  Eleven Madison Avenue
                                  New York, NY 10010
                                  Attention: Jay B. Drezner
                                  Telecopy: 212-743-2451







            (Signature Page to Amended and Restated Credit Agreement)

                                  UBS LOAN FINANCE LLC,
                                    as Lender


                                  By: /s/ Arja R. Otsa
                                      ------------------------------------------
                                      Name: Arja R. Otsa
                                      Title: Associate Director
                                             Banking Products Services, US




                                  By: /s/ Richard L. Tavrow
                                      -------------------------------
                                      Name: Richard L. Tavrow
                                      Title: Director
                                             Banking Products Services, US





                                  Address for Notices
                                  677 Washington Blvd.
                                  Stamford, CT 06901
                                  Attention: Safraz Hassan
                                  Telecopy: 203-719-3888















            (Signature Page to Amended and Restated Credit Agreement)

                                  CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                   as a Lender


                                  By: /s/ Karl M. Studer
                                      -----------------------------------------
                                      Name: Karl M. Studer
                                      Title: Director



                                  By: /s/ Karl. A. Lesnik
                                      ----------------------------------------
                                      Name: Karl A. Lesnik
                                      Title: Assistant Vice President


                                  Address for Notices
                                  Eleven Madison Avenue
                                  New York, NY 10010
                                  Attention: Karl M. Studer
                                  Telecopy: 212-743-1984


















            (Signature Page to Amended and Restated Credit Agreement)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        Walls Fargo Bank, N.A.

                                        as Lender

                                        -------------------------------

                                        By:  /s/ David Matter
                                           ----------------------------
                                        Name:   David Matter
                                        Title:  Regional Vice President


                                        Address for Notices:
                                        Walls Fargo Bank
                                        401 E. Jackson St.
                                        Suite 1450
                                        Tampa, FL 33602


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        Webster Bank, National Association

                                        as Lender

                                        -------------------------------

                                        By:  /s/ John Gileenan
                                           ----------------------------
                                        Name:   John Gileenan
                                        Title:  Vice President


                                        Address for Notices:
                                        City Place II
                                        185 Asylum Street, 3rd Floor
                                        Hartford, CT 06103-3494
                                        Attention: Donna Long
                                        Fax: (860) 947-1872


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        The Foothill Group, Inc.

                                        as Lender

                                        -------------------------------

                                        By:  /s/ Jeffrey T. Nikora
                                           ----------------------------
                                        Name:   Jeffrey T. Nikora
                                        Title:  Executive Vice President


                                        Address for Notices:
                                        The Foothill Group, Inc.
                                        2450 Golorado Ave, Suite 3000 West
                                        Santa Monica, CA 90404


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        State Bank of India

                                        as Lender

                                        -------------------------------

                                        By:  /s/ Rakesh Chandra
                                           ----------------------------
                                        Name:   Rakesh Chandra
                                        Title:  Vice President & Head (Credit)


                                        Address for Notices:
                                        460 Park Avenue
                                        New York, NY 10022


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:


                                        as Lender

                                        The Royal Bank of Scotland, plc

                                        By:  /s/ L. Peter Yetman
                                           ----------------------------
                                        Name:   L. Peter Yetman
                                        Title:  Senior Vice President


                                        Address for Notices:
                                        101 Park Avenue
                                        12th Floor
                                        New York, NY 10178


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        REGIONS BANK

                                        as Lender

                                        -------------------------------

                                        By:  /s/ Joseph Marchese
                                           ----------------------------
                                        Name:   Joseph Marchese
                                        Title:  Senior Vice President


                                        Address for Notices:
                                        Regions Bank
                                        2800 Ponce de Leon Blvd, 9th Floor
                                        Coral Gables, FL 33134


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        Bank of America, N.A.

                                        as Lender

                                        -------------------------------

                                        By:  /s/ Michael J. Colon
                                           ----------------------------
                                        Name:   Michael J. Colon
                                        Title:  Vice President


                                        Address for Notices:
                                        315 Montgomery St., 6th Floor
                                        San Francisco, CA 94104
                                        FAX: (415) 622-0234


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Lender


                                By:  /s/ Richard W. Wilbert
                                   ----------------------------
                                Name:   Richard W. Wilbert
                                Title:  Vice President


                                By:  /s/ Bernd Henrik Franke
                                   ----------------------------
                                Name:   Bernd Henrik Franke
                                Title:  Senior Vice President


                                Address for Notices:
                                DZ BANK AG
                                609 Fifth Avenue
                                New York, NY 10017
                                Attn: Richard W. Wilbert


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                     NAME OF INSTITUTION:

                                     Mizuho Corporate Bank, Ltd.

                                     as Lender

                                     -------------------------------

                                     By:  /s/ Bertram Tang
                                        ----------------------------
                                     Name:   Bertram Tang
                                     Title:  Senior Vice President & Team Leader


                                     Address for Notices:
                                     1251 Avenue of the Americas
                                     New York, NY 10020


                            (Lender Signature Page)

                       ADDITIONAL SIGNATURE PAGE FOR THE

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                                     AMONG

                               BE AEROSPACE, INC.

                                CERTAIN LENDERS,

              JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT,

       AND UBS SECURITIES LLC AND CREDIT SUISSE SECURITIES (USA) LLC, AS
                               SYNDICATION AGENTS


                                        NAME OF INSTITUTION:

                                        General Electric Capital Corporation

                                        as Lender

                                        -------------------------------

                                        By:  /s/ Paul A. Vitti
                                           ----------------------------
                                        Name:   Paul A. Vitti
                                        Title:  DULY AUTHORIZED SIGNATORY


                                        Address for Notices:
                                        201 Merritt 7
                                        PO Box 5201
                                        Norwalk, CT 06856-5201
                                        Attn:  BE Aerospace Inc.
                                               Account Manager


                            (Lender Signature Page)

              Schedule 1A to Amended and Restated Credit Agreement
              ----------------------------------------------------


                               Commitment Amounts



--------------------------------------------------------------------------------
Lender                                 Revolving Credit      Tranche B Term Loan
                                          Commitment              Commitment
--------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.               $30,000,000.00         $251,000,000.00
--------------------------------------------------------------------------------
UBS Loan Finance LLC                    $30,000,000.00
--------------------------------------------------------------------------------
Credit Suisse, Cayman Islands Branch    $30,000,000.00
--------------------------------------------------------------------------------
The Royal  Bank of Scotland, plc        $25,000,000.00          $10,000,000.00
--------------------------------------------------------------------------------
Regions Bank                            $15,000,000.00           $5,000,000.00
--------------------------------------------------------------------------------
Wells Fargo Bank, N.A.                  $15,000,000.00           $5,000,000.00
--------------------------------------------------------------------------------
Bank of America, N.A.                   $15,000,000.00
--------------------------------------------------------------------------------
MIZUHO Corporate Bank                   $15,000,000.00
--------------------------------------------------------------------------------
General Electric Capital Corp.          $10,000,000.00          $20,000,000.00
--------------------------------------------------------------------------------
State Bank of India                     $10,000,000.00           $2,000,000.00
--------------------------------------------------------------------------------
Webster Bank, N.A.                       $5,000,000.00           $2,000,000.00
--------------------------------------------------------------------------------
The Foothill Group, Inc.                                         $3,000,000.00
--------------------------------------------------------------------------------
DZ Bank AG                                                       $2,000,000.00
--------------------------------------------------------------------------------